STATE OF NEW HAMPSHIRE

                                   BEFORE THE

                    NEW HAMPSHIRE PUBLIC UTILITIES COMMISSION

                                  DG 99-______

                        Re: EnergyNorth Natural Gas, Inc.

   Petition for Approval of the Acquisition of EnergyNorth Natural Gas, Inc.,
                 by Eastern Enterprises and KeySpan Corporation
                 ----------------------------------------------


         Eastern Enterprises ("Eastern"), KeySpan Corporation ("KeySpan"), EnergyNorth, Inc. ("EnergyNorth") and EnergyNorth Natural Gas, Inc. ("ENGI") (together, the "Joint Petitioners") hereby file this petition requesting that the New Hampshire Public Utilities Commission (the "Commission"), pursuant to the provisions of RSA 369:8,II and RSA 374:33, approve: (1) the acquisition by Eastern of EnergyNorth, the parent company of ENGI, which will be accomplished through the merger of EnergyNorth and EE Acquisition Company ("Merger Sub"), a wholly owned subsidiary of Eastern; and (2) the indirect acquisition of EnergyNorth by KeySpan, which will be accomplished through the simultaneous merger of Eastern and ACJ Acquisition LLC ("ACJ"), a subsidiary of KeySpan.

         As described below, and as supported in detail by the prefiled written testimony submitted on behalf of the Joint Petitioners, the transactions described above will result in "no net harm" to the customers of ENGI, and therefore, the proposed transactions meet the public-interest standard embodied in RSA 369:8,II and RSA 374:33. In support thereof, the Joint Petitioners state the following:

1. EnergyNorth is a New Hampshire corporation with a principal place of business in Manchester, New Hampshire. EnergyNorth is the owner of 100 percent of the common stock of ENGI, EnergyNorth Propane, Inc., ENI Mechanicals, Inc. and EnergyNorth Realty, Inc.

2. Eastern is a Massachusetts business trust established and existing under a Declaration of Trust dated July 18, 1929, as amended, with a principal place of business in Weston, Massachusetts. Eastern is a holding company that owns 100 percent of the common stock of Boston Gas Company, Colonial Gas Company and Essex Gas Company, which are local distribution companies serving a total of 735,000 natural gas customers in Massachusetts. Eastern also owns and operates several unregulated business enterprises.

3. KeySpan is a New York corporation with a principal place of business in Brooklyn, New York. KeySpan is a holding company that owns 100 percent of the common stock of two local distribution companies serving a total of 1.6 million natural gas customers in New York, New York and Long Island, New York, under the name of The Brooklyn Union Gas Company and KeySpan Gas East Corporation d/b/a Brooklyn Union Company of Long Island (collectively, the "Brooklyn Union Companies"). KeySpan also owns and operates other regulated electric generation companies in the state of New York, as well as several unregulated business enterprises.

4. ENGI is a New Hampshire corporation and a public utility as defined in RSA 362:2, with a principal place of business in Manchester, New Hampshire. ENGI is the largest natural gas utility in New Hampshire serving approximately 72,000 customers in 28 cities and towns in the southern and central part of New Hampshire and the City of Berlin in the northern part of the state.

5. On July 14, 1999, Eastern and EnergyNorth entered into an Agreement and Plan of Reorganization (the "EnergyNorth Merger Agreement") that provides for the creation of Merger Sub and the subsequent merger of EnergyNorth with and into Merger Sub, subject to the necessary approvals of government regulatory authorities having jurisdiction. On November 4, 1999, KeySpan and Eastern entered into an Agreement and Plan of Merger (the "Eastern Merger Agreement") that provides for the creation of ACJ as a subsidiary of KeySpan and the subsequent merger of ACJ with and into Eastern, subject to the necessary approvals of government regulatory authorities having jurisdiction.

6. On November 4, 1999, in conjunction with the execution of the Eastern Merger Agreement, Eastern and EnergyNorth amended the EnergyNorth Merger Agreement (the "EnergyNorth Amendment") to provide for the merger of Merger Sub with and into EnergyNorth, subject to the necessary approvals of government regulatory authorities having jurisdiction and of the shareholders of the respective companies. If such approvals are obtained, these agreements would result in EnergyNorth becoming a direct, wholly owned subsidiary of Eastern and, simultaneously, an indirect subsidiary of KeySpan. A copy of the EnergyNorth Merger Agreement and the EnergyNorth Amendment (together, the "Amended EnergyNorth Merger Agreement") is appended to the prefiled testimony of Walter J. Flaherty as Attachments WJF-1 and WJF-2, respectively. A copy of the Eastern Merger Agreement is appended thereto as Attachment WJF-3.

7. The Amended EnergyNorth Merger Agreement sets forth the following actions that, in conjunction with the Eastern Merger Agreement, will result in EnergyNorth becoming an indirect subsidiary of KeySpan:

     (a) EnergyNorth's stockholders will vote on the approval of the merger of EnergyNorth with Merger Sub.

     (b) Upon receipt of the necessary regulatory approvals and the filing of the Articles of Merger, Merger Sub will be merged with and into EnergyNorth in accordance with the laws of the State of New Hampshire (the "Reverse Merger"). This type of merger is known as a "reverse triangular merger" for tax and reorganization purposes. EnergyNorth will be the surviving corporation and will continue to operate as "EnergyNorth, Inc." under the laws of the State of New Hampshire.

     (c) As set forth in the Amended EnergyNorth Merger Agreement, each outstanding share of EnergyNorth common stock will be extinguished and automatically converted into the right to receive $61.13 in cash. This conversion will be a taxable event to the shareholders of EnergyNorth.

     (d) Upon the completion of the Reverse Merger, EnergyNorth will become a wholly owned subsidiary of Eastern. As set forth above, pursuant to the Eastern Merger Agreement, ACJ will thereupon be merged with and into Eastern. As a result, Eastern, and indirectly, EnergyNorth and ENGI, will become subsidiaries of KeySpan.

8. In the event that the Eastern Merger Agreement with KeySpan terminates or expires, then the merger of EnergyNorth with and into Merger Sub will be accomplished in accordance with the Amended EnergyNorth Merger Agreement, under the following terms:

     (a) EnergyNorth will be merged with and into Merger Sub with Merger Sub as the surviving corporation operating as "EnergyNorth, Inc.," under the laws of the State of New Hampshire (the "Forward Merger"). This type of merger is known as a "forward triangular merger" for tax and reorganization purposes.

     (b) Each outstanding share of EnergyNorth common stock will be extinguished and automatically converted into the right to receive at the effective time of the Forward Merger one of the following: (i) the per-share cash amount of $47.00; (ii) a number of shares of Eastern common stock, $1.00 par value, pursuant to an exchange ratio determined at the time of the transaction in accordance with the terms of the Amended EnergyNorth Merger Agreement; or (iii) a combination of cash and shares of Eastern.

     (c) The holders of EnergyNorth common stock are permitted to indicate the preferred form of payment for their shares subject to the limitation that 50.1 percent of EnergyNorth shares will be exchanged for shares of Eastern common stock with the remaining EnergyNorth shares to be exchanged for cash. In order to ensure that the merger qualifies as a tax-free reorganization, shareholder elections would be subject to the further limitation that, in no event, would the total value of Eastern shares so exchanged fall below 45 percent of the aggregate consideration used to complete the transaction.

     (d) The completion of the Forward Merger will cause EnergyNorth, and its subsidiary ENGI, to become wholly owned subsidiaries of Eastern.

10. Consummation of the merger between EnergyNorth and Merger Sub is subject to certain conditions, which include regulatory approval by the Commission, as set forth in Article 6 of the Amended EnergyNorth Merger Agreement. Accordingly, Article 6.1(b) specifies that, with regard to rates and the recovery of costs associated with the merger (including the acquisition premium and transaction and integration costs), the Commission's approval is required upon terms and conditions that are not less favorable than those set forth by the Commission in Re: Northern Utilities, Inc., Docket No. DF 98-040, Order No. 22,983 (1998) ("Northern Utilities").

11. In Northern Utilities, the Commission approved a stipulation between the parties that granted the right to request recovery of merger-related costs in a future proceeding on the condition that the benefits of the merger to customers are demonstrated to equal or exceed such costs. Northern Utilities at 4, 7. In approving the stipulation, the Commission ruled that customers would not be harmed as a result of the merger because, among other things, the conditions set forth therein: (1) required Northern to substantiate savings resulting from the merger before seeking to include any part of the acquisition premium in rates; and (2) deferred a determination regarding capital structure issues until the time of any such request. Id. at 7.

12. In New England Electric System, DE 99-035, Order No. 23,308 (1999) ("New England Electric"), the Commission stated that the mandate in RSA 369:8, which requires that mergers will "not adversely affect the rates, terms, service, or operation of the public utility within the state" embodies the same standard reflected in RSA 374:33, which authorizes the Commission to approve mergers that are "lawful, proper and in the public interest." New England Electric, slip op. at 16. Thus, proposed mergers must meet a "no net harm" test in order to be approved by the Commission. Id. The Commission stated that, in -- applying the no net harm test, it must "assess the benefits and risks of the proposed merger and determine what the overall effect on the public interest will be, giving the transaction . . . approval if the effect is at worst neutral from the public interest perspective." Id. Accordingly, the Commission's standard will be met where an applicant for approval of a -- merger demonstrates that customers would be no worse off with the merger than without the merger. Id. at 17.

13. Pursuant to the Commission's findings in Northern Utilities and New England Electric, the Joint Petitioners file herewith a merger proposal that meets and exceeds the Commission's no net harm standard. Specifically, the Joint Petitioners propose: (1) to provide customers with immediate gas-cost savings through a 2.2 percent burner-tip price reduction; (2) to work with the Commission to develop a mechanism for identifying and quantifying other cost savings that are achievable only as a direct result of the merger; and
     (3) to have the opportunity to request, in a future proceeding before the Commission, the recovery of merger-related costs required to accomplish the transaction if such costs are demonstrated to be offset by merger-related savings.

14. The proposed transactions and the expected benefits are discussed in detail in the accompanying testimony of Walter J. Flaherty, Executive Vice President and Chief Financial Officer of Eastern, Michelle L. Chicoine, Executive Vice President of EnergyNorth and President and Chief Operating Officer of ENGI, Joseph F. Bodanza, Senior Vice President, Treasurer and Chief Financial Officer of Boston Gas, William R. Luthern, Vice President of Gas Resources for Boston Gas and Craig G. Matthews, President and Chief Operating Officer of KeySpan.

15. As discussed in the testimony of William R. Luthern, ENGI's customers will benefit substantially from increased supply options and enhanced purchasing power as a result of the mergers described above. The ability to dispatch across Eastern's combined distribution system will increase flexibility, enable the optimization of existing gas-supply resources, encourage and facilitate more efficient purchasing capability and secure the ability to exercise broader system control. The expanded supply portfolio will also increase the overall reliability of ENGI's distribution system. These benefits will result in an immediate 2.2 percent burner-tip rate reduction for customers of ENGI. As described below, the potential for additional cost reductions resulting from KeySpan's acquisition of Eastern is addressed in the testimony of Craig G. Matthews.

16. As discussed in the testimony of Michelle L. Chicoine and Joseph F. Bodanza, the merger will result in the creation of economies of scale and the elimination of redundant resources, thereby producing operations and maintenance expense cost savings that could not be achieved in the absence of the merger. In addition, as a result of the merger, Eastern will be able to extend certain resources of Boston Gas Company to ENGI, including information-systems technology and customer-service enhancements, allowing ENGI to avoid substantial investment in similar systems, which would be required in the absence of the merger. Moreover, Eastern's ability to achieve these and other cost reductions is enhanced because the service territory of ENGI is contiguous with the service territory of Colonial Gas Company (a gas distribution subsidiary of Eastern).

17. As discussed in the testimony of Walter J. Flaherty, approval of the merger in accordance with the terms of Northern Utilities will provide ENGI with the opportunity to request, in the future, recovery of merger-related costs upon a finding by the Commission that identified and quantified cost savings resulting from the merger warrant such recovery. Because the recovery of merger-related costs through merger-related savings would leave ENGI's customers no worse off with the merger than without, the merger will result in "no net harm" to ENGI's customers. In fact, as described in the supporting testimony filed with this petition, the merger will provide numerous benefits to ENGI's customers, including an immediate reduction in burner-tip prices and future efficiencies that will result in long-term cost savings and service-quality improvements for customers. Thus, the overall effect of the proposed merger will directly benefit customers.

18. As described in the testimony of Craig G. Matthews, Eastern's merger with KeySpan will cause EnergyNorth to become an indirect subsidiary of KeySpan. KeySpan's acquisition of Eastern, however, will not diminish any commitment advanced by Eastern with regard to the effect of the merger on the rates, terms, service and operations of ENGI. KeySpan is similarly committed to continued investment in ENGI's distribution system, continued support of community interests and to maintaining a local presence to provide safe, reliable and cost-effective service to ENGI customers. Moreover, Eastern's merger with KeySpan may present the opportunity to achieve incremental cost savings and enhancements to reliability and customer service beyond those identified and provided by Eastern. Because KeySpan's merger with Eastern will have no effect on the rates, terms, service and operations of ENGI, KeySpan's indirect acquisition of EnergyNorth will result in no net harm to ENGI's customers.


19. As further described in the testimonies of Messrs. Matthews and Flaherty, the Joint Petitioners seek approval of the acquisition of ENGI both directly and indirectly by Eastern and KeySpan, respectively. However, the KeySpan-Eastern merger is not contingent upon the Eastern-EnergyNorth transaction, and therefore, the Commission's decision in this proceeding would affect only EnergyNorth's participation in the transaction and would not affect KeySpan's acquisition of Eastern.

WHEREFORE, the Joint Petitioners respectfully request that the Commission:

     a. Determine that the proposed acquisition of EnergyNorth by Eastern, which will be accomplished through the merger of EnergyNorth and Merger Sub, and that the terms thereof will result in "no net harm" to ENGI's customers;

     b. Determine that the proposed acquisition of EnergyNorth by KeySpan through its acquisition of Eastern, which will be accomplished through the merger of Eastern and ACJ, and that the terms thereof will result in "no net harm" to ENGI's customers;

     c. Approve the above-described transactions as filed in accordance with RSA 369:8,II(b)(2), or, alternatively, RSA 374:33;

     d. Determine that the ENGI may, in a future proceeding before the Commission, request the recovery of merger-related costs if it is able to substantiate that merger-related savings meet or exceed such costs, consistent with the Commission's findings in Northern Utilities; and

     e. Issue such other and further orders as may be necessary and just and reasonable.



                                       Respectfully  submitted,

                                       JOINT  PETITIONERS:

                                       EASTERN ENTERPRISES
                                       KEYSPAN CORPORATION
                                       ENERGYNORTH,  INC.
                                       ENERGYNORTH NATURAL GAS, INC.

                                       By Their Attorneys,

                                       -----------------------------------
                                       Steven V. Camerino, Esq.
                                       McLane, Graf, Raulerson & Middleton, P.A.
                                       15 North Main Street
                                       Concord, New Hampshire 03301
                                       (603) 226-0400

                                       -----------------------------------
                                       Robert J. Keegan, Esq.
                                       Robert N. Werlin, Esq.
                                       Cheryl M. Kimball, Esq.
                                       Keegan, Werlin & Pabian, LLP
                                       21 Custom House Street
                                       Boston, Massachusetts 02110
                                       (617) 951-1400

                                       and

                                      EASTERN ENTERPRISES

                                      By its Attorney,


                                      -----------------------------------
                                      L. William Law, Jr., Esq.
                                      Senior Vice President and General Counsel
                                      Eastern Enterprises
                                      9 Riverside Road
                                      Weston, Massachusetts 02193
                                      (781) 647-2300

                                      and

                                      KEYSPAN CORPORATION

                                      By its Attorneys

                                      -----------------------------------
                                      James C. Hood, Esq.
                                      Robert L. Dewees, Jr., Esq.
                                      Nixon Peabody LLP
                                      889 Elm Street
                                      Manchester, New Hampshire 03101
                                      (603) 628-4000



                                      -----------------------------------
                                      Frederick M. Lowther, Esq.
                                         General Counsel
                                      Steven L. Zelkowitz, Esq.
                                         Senior Vice President and
                                         Deputy General Counsel
                                      Richard A. Visconti, Esq.
                                         Assistant General Counsel
                                      KeySpan Corporation
                                      One MetroTech Center
                                      Brooklyn, New York 11201-3851
                                     (718) 403-2132


Dated: December 3, 1999

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 1

                             STATE OF NEW HAMPSHIRE

                           PUBLIC UTILITIES COMMISSION

                         Testimony of Walter J. Flaherty

I.       INTRODUCTION

Q.       Please state your name and business address.

A. My name is Walter J. Flaherty. My business address is 9 Riverside Road, Weston, Massachusetts 02493.

Q.       By whom are you employed,  and in what capacity?

A. I am Executive Vice President and Chief Financial Officer of Eastern Enterprises ("Eastern"). I am also a Director of Boston Gas Company ("Boston Gas"), Colonial Gas Company ("Colonial Gas") and Essex Gas Company ("Essex Gas").

Q.       Have you previously testified before any regulatory commission?

A. Yes. Prior to joining Eastern in 1991, I was Senior Vice President of Administration at Boston Gas. As an officer and employee of Boston Gas, I testified in numerous proceedings before the Massachusetts Department of Telecommunications and Energy (the "Department"). Most recently, I testified before the Department in Eastern-Essex Acquisition, D.T.E. 98-27 (1998) and Eastern-Colonial Acquisition, D.T.E. 98-128 (1999).

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 2

Q.       What is the purpose of your testimony?

A. The purpose of my testimony is to describe various aspects of the proposed acquisition by Eastern of EnergyNorth, Inc. ("EnergyNorth") and its principal operating subsidiary EnergyNorth Natural Gas, Inc. ("ENGI") and of Eastern by KeySpan Corporation ("KeySpan"). Specifically, my testimony provides: (i) a background description of Eastern; (ii) Eastern's rationale for the acquisition of EnergyNorth and for the merger with KeySpan and the benefits that will accrue to customers; (iii) a description of the transaction with EnergyNorth, as set forth in the Agreement and Plan of Reorganization (the "EnergyNorth Merger Agreement") dated July 14, 1999, and amended on November 4, 1999 (collectively, the "Amended EnergyNorth Merger Agreement"); and (iv) a summary of the required regulatory approvals necessary to effect the merger. A copy of the EnergyNorth Merger Agreement and the EnergyNorth Amendment are appended hereto as Attachments WJF-1 and WJF-2, respectively.

II.      BACKGROUND OF EASTERN ENTERPRISES

Q.       Please describe the background and operations of Eastern Enterprises.

A. Eastern is an unincorporated voluntary association (commonly referred to as a "Massachusetts business trust") established and existing under a Declaration of Trust dated July 18, 1929, as amended. Eastern's principal subsidiaries are Boston Gas, Colonial Gas, Essex Gas and Midland Enterprises, Inc. ("Midland").

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 3
         Eastern's gas distribution companies consist of Boston Gas, Colonial Gas and Essex Gas. In total, Eastern's gas distribution companies serve approximately 735,000 customers in Massachusetts. Boston Gas is engaged in the transportation and sale of natural gas to approximately 535,000 residential, commercial and industrial customers in Boston,
         Massachusetts and 73 other communities in eastern and central Massachusetts. Boston Gas has been in business for 175 years and is the second oldest gas company in the United States. Since 1929, all of the common stock of Boston Gas has been owned by Eastern.

         Colonial Gas was organized in 1849 under the laws of the Commonwealth of Massachusetts and currently operates in 24 municipalities located northwest of Boston and on Cape Cod. Colonial's service area is approximately 622 square miles in size and, of its approximately
         155,000 customers, roughly 90 percent are residential accounts. Colonial Gas became a wholly owned subsidiary of Eastern on August 31, 1999.

         Essex Gas was organized in 1853 under the laws of the Commonwealth of Massachusetts and currently operates in the cities of Haverhill, Newburyport and Amesbury, as well as 14 other municipalities covering an area of approximately 280 square miles. The service territory of Essex Gas is primarily composed of residential communities with a number of small commercial and diversified light industrial businesses. In this service area, Essex Gas sells natural gas to

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 4

         approximately 45,000 customers. Essex Gas became a wholly owned subsidiary of Eastern on September 30, 1998.

         Eastern's unregulated businesses include Midland, Transgas, Inc. ("Transgas"), ServicEdge Partners, Inc. ("ServicEdge") and AMR Data Corporation ("AMR Data"). Midland transports coal and other dry bulk commodities on the Ohio and Mississippi Rivers and their tributaries, the Gulf Intracoastal Waterway and the Gulf of Mexico using a fleet of about 2,400 barges and 87 towboats. Transgas, acquired as part of Eastern's merger with Colonial Gas, is the leading transporter of liquefied natural gas supplies in New England. During 1997, Eastern also formed two new subsidiaries to take advantage of opportunities being created by the restructuring of the energy industry. ServicEdge is a fuel-neutral, full-service provider of heating, ventilation and air-conditioning products and services and AMR Data provides meter services primarily to municipal electric, gas and water utilities throughout the Northeast.

         Eastern has formed Merger Sub as a New Hampshire corporation and gas company under RSA 293-A. Merger Sub is a wholly owned subsidiary of Eastern created for the specific purpose of effecting the transaction contemplated by the merger, as described below.

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 5

Q. Please provide an overview of Eastern's planned merger with KeySpan Corporation.

A. On November 4, 1999, Eastern and KeySpan Corporation ("KeySpan") entered into an Agreement and Plan of Merger (the "Eastern Merger Agreement") under which KeySpan will acquire all of the common stock of Eastern for $64.00 per share in cash. The Eastern Merger Agreement is appended hereto as Attachment WJF-3. As described below, Eastern's merger with KeySpan is conditioned upon the approval of Eastern's shareholders and the Securities and Exchange Commission ("SEC"). In addition, the indirect acquisition of ENGI by KeySpan requires the approval of the New Hampshire Public Utilities Commission (the "Commission"), however, the merger between Eastern and KeySpan is not contingent upon that approval.

III.     THE RATIONALE FOR THE ACQUISITION OF ENERGYNORTH

Q. In general, what are the benefits that mergers and acquisitions can provide to utility customers?

A. Utility mergers and acquisitions have the potential to produce substantial benefits to customers in the form of operational synergies and cost savings that reduce customer rates and/or slow the growth of such rates. These cost savings are generally not achievable in the absence of a merger or other types of business combination because such savings are typically attained as a result of integrating various corporate, administrative and field functions, re-optimizing energy

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 6

         resources and taking advantage of economies of scale, improved financial strength, operational diversity, and other related opportunities that help to reduce the cost of providing utility service. Eastern's recent acquisitions of Colonial Gas and Essex Gas support this analysis in that customers of both companies are currently receiving the benefit of burner-tip price reductions to reflect gas cost savings achieved through the mergers, as well as long-term, base-rate freezes. Specifically, Boston Gas, Colonial Gas and Essex Gas recently announced gas price reductions for residential customers of 4.72, 7.75, and 4.15 percent, respectively, for the 1999/2000 heating season resulting primarily from merger-related savings.

Q.       What is the duration of these benefits to customers?

A. The customer benefits that are created, i.e., lower costs, improved efficiency, and better service, are direct and permanent. Although transaction and other "up-front" costs have been incurred to achieve these customer benefits, the magnitude and permanence of these benefits have produced value for customers that far outweigh the associated one-time costs.

Q. What factors played a role in the decision by KeySpan and Eastern to enter into a business combination with EnergyNorth?

A. As competition intensifies and gas distribution companies fully unbundle at the local level, the keys to success are increasing gas throughput, improving productivity, controlling costs and providing quality customer service. The value of Eastern's investment in its gas operations, and in turn, KeySpan's investment in

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 7

         Eastern, is maintained and potentially enhanced as long as we are able to achieve those objectives. Fortunately, New England is experiencing above-average growth rates for natural gas. At the same time, however, size and scale are critical to achieving the necessary productivity and cost efficiencies to support growth initiatives, as is investment in new technology and infrastructure. Because utilities, in general, are characterized by a high level of fixed costs, the ability to spread those fixed costs over a larger base of customers and/or unit throughput to reduce prices and enhance competitiveness is critical.

         Eastern pursued a business combination with EnergyNorth because ENGI is a well-managed growth company operating in an economically dynamic region, just north of the service territories of Eastern's Massachusetts-based gas distribution companies. As a result, the increased size and scope of the combined organization will enable Eastern to provide enhanced, cost-effective customer service, maintain its competitive position in the marketplace and capitalize on the above-average growth opportunities for natural gas. Both Eastern and KeySpan believe that ENGI will be an integral element of their overall operations following the merger. As a result, the proposed combination with EnergyNorth represents a win-win situation for customers and shareholders.

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 8

Q. What customer benefits do Eastern and KeySpan envision will result from the proposed acquisition of EnergyNorth?

A. It is my understanding that, pursuant to RSA 369:8,II and RSA 374:33, KeySpan and Eastern must demonstrate that the merger with EnergyNorth, as provided for by the terms of the Amended EnergyNorth Merger Agreement, will result in no net harm for the customers of ENGI. As proposed herein, the merger of EnergyNorth with KeySpan and Eastern meets and exceeds that test. KeySpan and Eastern believe that substantial benefits for customers can and will be achieved and have structured the transaction with EnergyNorth so as to provide ENGI customers with both near- and long-term benefits.

         Significant benefits will be available to customers because the merger presents unique opportunities to ENGI for achieving economies of scale by operating as a sister company to Boston Gas, Essex Gas and Colonial Gas, the latter of which has a service territory that is contiguous to ENGI's service territory in southern New Hampshire and The Brooklyn Union Gas Company and KeySpan Gas East Corporation d/b/a Brooklyn Union of Long Island. As a result of the merger, customers of ENGI will benefit substantially from increased supply options and enhanced purchasing power. The ability to dispatch across the combined distribution systems will increase flexibility, enable the optimization of existing gas-supply resources, encourage and facilitate more efficient purchasing capability and facilitate the exercise of broader system control. The expanded supply portfolio

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 9

         will also increase overall reliability in all service territories. These gas supply synergies are described in detail in the testimony of Mr. Luthern.

         In addition, Eastern and KeySpan have made substantial investments in information technology that may be extended to the operations of ENGI to enhance its ability to serve customers in a cost-effective and responsive  manner.  For  example,  Boston Gas has  developed  a Broker
         Management System (the "BMS") to administer its customer-choice program, as well as that of Colonial Gas and Essex Gas. As a result of the merger, the BMS will be available to ENGI, which will allow ENGI to avoid significant costs that would be associated with procuring and implementing a similar system on a stand-alone basis. An analysis of the information technology investment that ENGI would have incurred in the absence of the merger is set forth in the testimony of Michelle L. Chicoine.

         The merger with EnergyNorth also presents an opportunity to realize cost savings as a result of reduced operations and maintenance expenses, i.e., corporate, administrative and operational expenses. These opportunities are discussed in greater detail in the testimony of Mr. Bodanza. In short, the proposed merger with EnergyNorth will allow Eastern and KeySpan to leverage their existing investments to capture synergies that exist between the distribution systems and to transform such efficiency gains into cost savings, lower rates and a more flexible and reliable distribution system for ENGI's customers. Significantly, the breadth

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 10

         and magnitude of these benefits would be unavailable at a reasonable cost to ENGI customers in the absence of the merger.

IV.      DESCRIPTION OF THE ACQUISITION PROCESS

Q. Please summarize the terms of the Amended EnergyNorth Merger Agreement and the function of Merger Sub.

A. Pursuant to the terms of the Amended EnergyNorth Merger Agreement, set forth in Attachments WJF-1 and WJF-2, Eastern has created and incorporated Merger Sub as a wholly owned subsidiary under New Hampshire law. Under the Amended EnergyNorth Merger Agreement, Merger Sub will merge with and into EnergyNorth, such that EnergyNorth will be the surviving corporation, continuing as a subsidiary of Eastern and KeySpan under the name of "EnergyNorth, Inc." Each share of EnergyNorth common stock will be cancelled and extinguished and automatically converted into the right to receive at the effective time of the merger, $61.13 in cash.

         In the event that the Eastern Merger Agreement expires or terminates, the final value received by EnergyNorth shareholders would not be determined until closing since it will be a function of shareholder elections of cash, shares of Eastern stock or a combination of both, as well as the price of Eastern stock during a ten-day period prior to closing. Shareholder elections are subject to the limitation that 50.1 percent of EnergyNorth shares will be exchanged for shares of Eastern

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 11

         common stock with the remaining EnergyNorth shares to be exchanged for cash. In order to ensure that the merger qualifies as a tax-free reorganization, shareholder elections would be subject to the further limitation that, in no event, would the total value of Eastern shares so exchanged fall below 45 percent of the aggregate consideration used to complete the transaction. As detailed below, the actual number of Eastern shares to be issued would be adjusted through an exchange ratio.

Q. How was the structure of the EnergyNorth/Eastern merger transaction affected by Eastern's planned merger with KeySpan?

A. The merger transaction established in the Amended EnergyNorth Merger Agreement was structured to meet the requirements of a tax-free reorganization under Section 368(a) of the Internal Revenue Service Code. In a tax-free reorganization, no gain or loss would be recognized at the corporate level by EnergyNorth, Eastern or Merger Sub as a result of the merger, and no gain or loss would be recognized by the individual shareholders of EnergyNorth on the exchange of their shares for shares of Eastern common stock. Shareholders who received a combination of cash and Eastern stock would recognize a gain for tax purposes in an amount equal to the lesser of the cash received or the total gain realized in the merger.

         Pursuant to the terms of the Eastern Merger Agreement, KeySpan will purchase 100 percent of the issued and outstanding common stock of Eastern at $64 per

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 12

         share in cash. Assuming the EnergyNorth transaction with Eastern would have closed prior to its merger with Keyspan, Eastern would have delivered a combination of cash and Eastern stock to EnergyNorth shareholders in accordance with its merger agreement. However, the two transactions would likely have been treated for tax purposes as integrated steps in a single transaction, and therefore, the EnergyNorth merger would be deemed a taxable event and would produce tax liability for both EnergyNorth and its shareholders. In view of Eastern's pending agreement with KeySpan, Eastern and EnergyNorth agreed to restructure their original agreement to accommodate the provisions of the Eastern Merger Agreement.

Q. What is the nature of the investment required to attain the benefits associated with this acquisition?

A. As described in greater detail in the testimony of Mr. Bodanza, the investment required to obtain the benefits associated with Eastern's acquisition of EnergyNorth is represented by three categories of merger-related costs: (1) costs incurred to achieve the synergies that will ultimately reduce the cost of ENGI's operations; (2) the transaction costs incurred in developing, executing and obtaining the necessary agreements and approvals for the merger; and (3) the cost to Eastern's shareholders for the acquisition, i.e., the premium over book value received by EnergyNorth shareholders. As described by Mr. Bodanza, transaction costs and merger-integration costs in this case are estimated to be $22.2 million.

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 13

Q.      What will be the acquisition premium that results from this transaction?

A. The acquisition premium is calculated by taking the difference between ENGI's book value per share at closing and the purchase price of $61.13 per share, and multiplying this difference by the number shares of EnergyNorth common stock issued and outstanding as of the closing. Using EnergyNorth's book value as of June 30, 1999, and a total of 3,319,712 issued and outstanding shares, a premium of $147 million will be paid, including $23 million for the portion of the acquisition premium attributable to EnergyNorth's non-utility affiliates, based on a fair market valuation. Excluding transaction and integration costs, an up-front acquisition premium of approximately $124 million will be paid to accomplish the acquisition of EnergyNorth's regulated gas-distribution business.

         In calculating the impact of the payment of the acquisition premium on earnings, an important consideration is that the transaction must be recorded on the books of the acquired companies using purchase accounting, and therefore, the acquisition premium for ENGI will be amortized over 40 years as an annual non-tax-deductible charge to earnings of approximately $3.1 million. In order to achieve after-tax earnings sufficient to recover the amortized amount, it is necessary to "gross-up" the $3.1 million charge by a tax factor of 1.6722. On a gross-up basis, synergies of approximately $5.2 million would need to be retained annually by

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 14

         shareholders to offset the negative impact of these costs on the earnings of the post-merger company.

Q. What is the rationale for the purchase price of $61.13 per share as set forth in the Amended EnergyNorth Merger Agreement?

A. Eastern and EnergyNorth renegotiated the terms of their July 14, 1999 merger agreement in order to accommodate the terms of the Eastern Merger Agreement, which converted the transaction to an all-cash transaction. Attachment WJF-4 presents the calculation and outcome of the renegotiated agreement with regard to the per-share purchase price, as described below.

         In order to consummate the merger transaction under the terms of the original merger agreement entered into by Eastern and EnergyNorth on July 14, 1999, each share of EnergyNorth common stock would be converted into a combination of cash and shares of Eastern common stock in accordance with an exchange ratio. The original merger agreement established a floating exchange ratio to ensure that EnergyNorth shareholders would receive a value of $47.00 per share, if the value of Eastern's shares ranged from $36.00 to $44.00 at closing. Pursuant to section 1.6(a)(i) of the original merger agreement, the exchange ratio would be established by dividing the per share cash amount of $47.00 by the market value of Eastern's common stock, based upon the average market price of Eastern shares during a specified ten-day period prior to closing.

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 15

         Thus, if the average market value of Eastern's shares were to fall between $36.00 and $44.00 per share during the relevant period prior to closing, shares of EnergyNorth common stock would be exchanged for a number of shares of Eastern common stock pursuant to an exchange ratio ranging from 1.30556 to 1.06818, which would adjust to produce a value of $47.00 per share for EnergyNorth shareholders. In the event that the market value of Eastern's shares was less than $36.00 per share, the exchange ratio would be fixed at 1.30556, and in the event that the market value of Eastern's shares was greater than $44.00 per share, the exchange ratio would be fixed at 1.06818. Because the exchange ratio is fixed at $36.00 and $44.00 per share, the value received by EnergyNorth shareholders could be greater or less than $47.00, if the market value of Eastern's stock were to be above $44.00 or below $36.00 on average ten days prior to closing.

         On November 4, 1999, Eastern announced that it had reached an agreement with KeySpan under which KeySpan would purchase all of the issued and outstanding common stock of Eastern at $64.00 per share in cash. Consequently, by virtue of the exchange ratio provisions set forth in the original Eastern/EnergyNorth merger agreement, EnergyNorth shareholders would receive 1.06818 shares of Eastern common stock in exchange for each share of EnergyNorth common stock, or $57.70 per share (assuming 49.9 percent of the outstanding shares of EnergyNorth

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 16

         common stock would be exchanged for cash and the remainder exchanged for shares of Eastern common stock). As a result of Eastern's agreement with KeySpan, EnergyNorth's merger would no longer qualify as a tax-free reorganization. Thus, in renegotiating the original merger agreement to accommodate Eastern's pending arrangement with KeySpan, EnergyNorth sought additional compensation, in part, for the tax liability that shareholders would now incur as a result of the transaction with KeySpan.

         The negotiation of this and other issues resulted in an agreement to set the per-share cash consideration at a value equal to that produced using the exchange ratio of 1.175, which would have applied had the value of Eastern's common stock remained at the mid-point of the collar range of $36.00 to $44.00 per share, i.e., at $40.00 per share. As a result, EnergyNorth shareholders will receive $61.13 per share, which equals $64.00 per share times the exchange ratio of 1.175 (calculated using the assumption that no more than 49.9 percent of the consideration would have been paid in cash absent the KeySpan transaction).

Q.       Is ENGI seeking recovery of the merger-related costs at this time?

A. ENGI is not seeking recovery of merger-related costs in this filing. ENGI will seek recovery of merger-related costs in the future only to the extent that it is able to demonstrate that such costs are offset by the savings achieved as a result of the merger. It is our understanding that this is consistent with the Commission's

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 17

         approach in another gas-utility merger case, i.e., Re: Northern Utilities, Inc., Docket No. DF 98-040, Order No. 22,983 (1998) ("Northern Utilities"), where the Commission approved a settlement that required the petitioners to substantiate any savings to customers resulting from the merger before affording the acquisition premium ratemaking treatment. Although approved as a condition to settlement, the Commission's rulings in the Northern Utilities case provided important guidance to the Joint Petitioners in structuring the proposed merger.

         Specifically, in agreeing to a plan of merger with EnergyNorth, Eastern carefully evaluated the opportunities for achieving efficiencies and cost savings in coordinating and integrating the operations of ENGI with those of its other gas distribution operations. Thus, the price agreed to by Eastern, and subsequently by KeySpan, is a function of the synergies that would be available as a result of the merger to offset the costs incurred in effecting the merger. Eastern and KeySpan have pursued the merger with EnergyNorth based on the Commission's willingness to approve a settlement that allowed a reasonable opportunity to recover merger-related costs, where merger-related savings could be substantiated to support such recovery.

         Accordingly, in this proceeding, Eastern and KeySpan seek only a ruling by the Commission that approval of the merger is without prejudice to ENGI's right to request recovery of merger-related costs, in a future proceeding, and to have the

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 18


         reasonable opportunity to recover such costs, if ENGI demonstrates to the Commission's satisfaction that merger-related savings equal or exceed those costs. Eastern and KeySpan are aware that the Commission is concerned that the identification and quantification of merger-related savings in a future proceeding would be difficult to accomplish, and that in any such proceeding, the Commission may be at a disadvantage with regard to available data relating to the attainment of such savings. Therefore, Eastern and KeySpan will commit to working with the Staff of the Commission and the Office of the Consumer Advocate to establish a mechanism for measuring cost savings that could be used to offset merger-related costs. Such a mechanism would facilitate a demonstration of the extent to which cost savings have been achieved as a result of the merger.

Q.       Is   consummation   of  the  merger  between  Eastern  and  EnergyNorth
         contingent upon the approval of the Commission in the manner described above?

A. Yes. Article 6.1(b) of the Amended EnergyNorth Merger Agreement provides that, with regard to rates and the recovery of costs associated with the merger (including the acquisition premium and transaction and integration costs), the Commission's approval is required upon terms and conditions that are no less favorable than those set forth by the Commission pursuant to Northern Utilities. Accordingly, Eastern and KeySpan will not move forward with the EnergyNorth merger without the Commission's approval of their proposal to have a reasonable

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 19

         opportunity to recover merger-related costs if merger-related savings are demonstrated to equal or exceed those costs.

         As a policy matter, we believe that industry consolidation through mergers and acquisitions should be encouraged where such consolidation will lower the cost of utility service for customers. Our proposal will achieve this result for ENGI's customers. In fact, KeySpan and EnergyNorth are uniquely positioned to provide significant and lasting benefits to customers given the proximity of our systems to EnergyNorth, as well as the ability of Eastern and KeySpan to achieve synergies and avoid technology investments on ENGI's system. At the same time, substantial costs, including the acquisition premium, must be incurred by shareholders to effect such a transaction. Without regulatory recognition that acquisition costs are incurred to effect a transaction that will ultimately provide significant cost savings and other benefits for customers, shareholders will not put their capital at risk to effect such a transaction.

         In order to achieve the cost savings generated by the merger, it is necessary for the Commission to recognize that there is a direct connection between the benefits realized and the investment necessary to generate those benefits. An appropriate regulatory policy that aligns customer, company and shareholder interests will encourage cost-effective mergers and acquisitions by preserving shareholder investment and by making customers the primary beneficiaries of the available cost

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 20

         savings. Thus, it is extremely important that the Commission allow, in some reasonable manner, an opportunity for the recovery of the investment that was necessary to obtain real and lasting benefits for ENGI customers.

Q. In summary, how does the merger proposal set forth by the Joint Petitioners result in no net harm to customers?

A. The Joint Petitioners' merger proposal will result in no net harm to customers for the following reasons: (1) the continued corporate existence of ENGI, including the maintenance of separate books and records, will facilitate the Commission's continued review and oversight of ENGI and its operations in New Hampshire; (2) a Local Advisory Board comprised of not less than five members, to be chaired by Robert R. Giordano, will be established following the merger to provide counsel to Eastern and KeySpan; (3) the structure of ENGI's operations will not change as a result of the merger; (4) no determination is sought in this proceeding regarding the capital structure to be used in any future proceeding; and (5) the Joint Petitioners will be required to substantiate savings resulting from the merger before seeking consideration of merger-related cost recovery in a future proceeding.

         Moreover, the Joint Petitioners propose: (1) to provide customers with immediate gas-cost savings estimated to produce a 2.2 percent burner-tip price reduction; and (2) to develop with the Commission a mechanism for identifying and quantifying

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 21

         other cost savings achievable only as a result of the merger. Because Eastern would, in a future proceeding, request that the Commission allow recovery of merger-related costs only through savings demonstrated to result from the merger, such recovery would not cause rates to be any higher for customers than what they would have been without the merger. At the same time, ENGI's customers will receive the benefit of a burner-tip price reduction achieved as a result of gas-supply synergies. Thus, the proposed merger results in net benefits to customers, and therefore, meets and exceeds the Commission's no net harm standard.

Q. Specifically, how will the merger affect the corporate structure of ENGI or the Commission's jurisdiction over its operations?

A. The structure of ENGI's operations will not change as a result of the merger and the Commission's jurisdiction with respect to the company's operations will remain unaltered. ENGI, will continue to operate as a New Hampshire corporation subject to the Commission's full regulatory authority. Thus, the Commission's jurisdiction over rates, service and other matters of ENGI, will not be affected by the merger.

         Following the merger, EnergyNorth's headquarters will remain in Manchester, New Hampshire and the terms of all collective bargaining agreements will be fulfilled. Eastern has also committed to maintain charitable contributions to communities served by EnergyNorth and a level of involvement in community

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 22

         activities as carried on in recent years by EnergyNorth. In addition, Eastern will establish a local advisory board consisting of not less than five members, to be chaired by Robert R. Giordano, for a period of at least three years following the merger. Membership on the advisory board will be offered to all current members of the Board of Directors of EnergyNorth who are residents of the State of New Hampshire. This will provide Eastern and KeySpan with access to the advice and counsel of EnergyNorth's directors for at least three years following the merger. As addressed in the testimony of Craig G. Matthews, none of these commitments will change as a result of Eastern's merger with KeySpan.

V.       REGULATORY APPROVALS REQUIRED

Q.       What regulatory approvals are required for completion of the merger?

A. In addition to the Commission's approval of the acquisition of EnergyNorth, Eastern must obtain the approval of the Securities and Exchange Commission for the acquisition by Eastern of the common stock of EnergyNorth pursuant to the Public Utility Holding Company Act of 1935. In addition, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger is subject to expiration of a waiting period (30 days, subject to an extension), during which the Federal Trade Commission and the United States Department of Justice may review any antitrust issues that are raised by the merger. The regulatory approvals that are required for

Joint Petitioners
DG 99-
Witness:  Flaherty
December 3, 1999
Page 23

         completion of KeySpan's acquisition of Eastern are discussed in the testimony of Craig G. Matthews.

Q.       What are the specific approvals requested of the Commission?
A.       Eastern and KeySpan request that the Commission:

         (1) Accept their representation pursuant to RSA 369:8,II, or rule under RSA 374:33, that the merger between Merger Sub and EnergyNorth, as provided for by the terms of the Amended EnergyNorth Merger Agreement, meets the Commission's no net harm test for determining that the merger is consistent with the public interest; and

         (2) Rule that such approval is without prejudice to ENGI's right to request recovery of merger-related costs, in a future proceeding, and the reasonable opportunity to recover such costs, to the extent that substantiated merger-related savings meet or exceed such costs.

Q.       Does this conclude your testimony?

A.       Yes, it does.




                                               Attachment WJF-4

Price Paid Per EnergyNorth Share                                                  47.00

Percentage Cash                                                                  49.90%
                                                                                 -----
    Cash To Be Received per EnergyNorth Share                                                      23.45


Easter Price per Share at Midpoint of Collar Range                    40.00

Exchange Ratio at Midpoint of Collar Range  (47/40)                             1.17500

Percentage Stock                                                                 50.10%
                                                                                 -----

Nunmber of Eastern Shares To Be Received per EnergyNorth Share                  0.58868

Eastern Share Price under Eastern/KeySpan Merger Agreement                        64.00
                                                                                  -----

    Value of Eastern Shares post Eastern/Keyspan Merger                                           37.68
                                                                                                  -----
    Cash Value per EnergyNorth Share                                                              61.13
                                                                                                  -----
                                                                                                  -----

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 1

                             STATE OF NEW HAMPSHIRE

                           PUBLIC UTILITIES COMMISSION

                         Testimony of Joseph F. Bodanza

I.       INTRODUCTION

Q.       Please  state your name and business  address.  A. My name is Joseph F.
         Bodanza.   My   business   address  is  One  Beacon   Street,   Boston,
         Massachusetts 02109.

Q.       By whom are you employed and in what capacity?

A. I am Senior Vice President and Treasurer of Eastern Enterprises' ("Eastern") local distribution company operations in Massachusetts. I am responsible for the financial, accounting, treasury, governmental/state regulatory and public affairs, pricing and rates, as well as the design, implementation and maintenance of information and communications systems. I am also a director of Boston Gas Company ("Boston Gas"), Colonial Gas Company ("Colonial") and Essex Gas Company ("Essex Gas")

Q.       Have you previously testified before any regulatory commission?

A. Yes. As an officer and employee of Boston Gas for over 27 years, I have testified in numerous proceedings before the Massachusetts Department of Telecommunications and Energy (the "Department"). Most recently, I testified

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 2

         before the Department in Eastern-Essex Acquisition, D.T.E. 98-27 (1998) and Eastern-Colonial Acquisition, D.T.E. 98-128 (1999).

Q. Are you familiar with the proposed acquisition of EnergyNorth, Inc. by Eastern Enterprises?

A. Yes. Eastern and KeySpan Corporation ("KeySpan") have requested that I evaluate and analyze the operations of EnergyNorth, Inc. ("EnergyNorth") and its principal operating subsidiary, EnergyNorth Natural Gas, Inc. ("ENGI"). In that regard, I have analyzed the opportunities to achieve efficiencies in the operations of ENGI through coordination and integration with the operations of Eastern's gas distribution subsidiaries, Boston Gas, Colonial Gas and Essex Gas. I am also working with KeySpan to perform a similar analysis for the purpose of identifying further opportunities for cost savings as a result of KeySpan's acquisition of Eastern's operations.

Q.       What is the purpose of your testimony?

A. The purpose of my testimony is: (i) to review the benefits and costs associated with the proposed merger; and (ii) to describe how the proposed merger meets and exceeds the "no net harm" test.

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 3

II.      DISCUSSION OF COSTS AND BENEFITS

Q. Would you review the overall benefits of the merger to ENGI customers and shareholders?

A. Eastern's strategy in pursuing a business combination with EnergyNorth is to build upon its core gas distribution operations in order to create economies of scale that will enable it to increase gas throughput, improve productivity, control costs and enhance service quality for customers. In achieving these objectives, Eastern will be in a position to provide significant benefits to ENGI's customers and EnergyNorth's shareholders. The benefits that will be created for ENGI's customers as a result of Eastern's acquisition of EnergyNorth, and in turn, KeySpan's acquisition of Eastern, include lower costs, improved efficiency and enhanced customer service. These customer benefits will be direct and permanent. For instance, in developing the merger plan, we have determined that we can provide an immediate 2.2 percent reduction in the total burner-tip price of gas currently paid by ENGI's customers.

         In addition, as a result of the merger, employees of ENGI will have access to employment opportunities within a larger, more diversified organization and will experience a more dynamic working environment. In that regard, Eastern has hosted informational sessions and job fairs to make employees aware of employment opportunities within Eastern's organization. This process has worked

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 4

         well in bringing employees of Colonial Gas and Essex Gas into Eastern's organization.

         Lastly, the proposed merger will provide EnergyNorth's shareholders, many of whom are New Hampshire residents and ENGI customers, with fair value for their ownership interest.

Q. How do KeySpan and Eastern plan to achieve a burner-tip price reduction to customers of ENGI of approximately 2.2 percent?

A. As described in the testimony of Mr. Luthern, we have identified cost savings for ENGI's customers of approximately $2.0 million that will result from the attainment of synergies and efficiencies in the gas supply function. Based on total weather-normalized gas revenues of approximately $90.5 million, the price reduction provided to ENGI's customers will be approximately 2.2 percent. All gas-cost related savings will be reflected in ENGI's Cost of Gas ("CoG") rates.

Q. On what basis have you determined that cost savings of approximately $2.0 million will be attained as a result of synergies in the gas supply function?

A. We have determined that gas cost savings will be achieved through the coordination and integration of the gas supply resources of ENGI with those of Eastern's other gas distribution operations. Such joint planning will increase supply options, result in the more efficient use of existing resources, and generate savings from an enhanced purchasing power. Mr. Luthern has reviewed the gas-

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 5

         resource portfolio and gas-supply operations of ENGI to identify and quantify potential synergies and has determined that approximately $2.0 million in gas cost savings will be attainable in the first year following the merger. These types of savings are detailed in Mr. Luthern's testimony and, in our experience, are likely to represent the minimum level of gas-cost savings available as a result of the merger. Moreover, as addressed in the testimony of Craig G. Matthews, the potential to achieve additional synergies may be increased as a result of Eastern's planned merger with KeySpan.


Q. Have Eastern's mergers with Colonial Gas and Essex Gas produced similar gas-cost savings for customers?

A. Eastern's mergers with Colonial Gas and Essex Gas have produced significant and immediate cost savings for customers. Specifically, just after the merger with Eastern, Essex Gas customers received the benefit of a 5 percent reduction in their burner-tip price as a result of the release of long-haul pipeline capacity on the Tennessee Gas Pipeline and the renegotiation of certain commodity contracts, which were initiatives that would not have been available to Essex Gas in the absence of the merger. Similarly, Colonial Gas customers will receive a
         2.2 percent burner-tip price reduction in the first full year following the merger resulting from the release of redundant capacity and other gas-supply initiatives made possible by the merger with Eastern. In addition, as a result of the

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 6

         consolidation of the resource portfolios of the three companies, Boston Gas has negotiated substantial changes to the overall portfolio that have produced savings over and above those projected in the merger filings approved by the Department.

         Furthermore, on October 15, 1999, the Department approved a petition by Boston Gas, Colonial Gas and Essex Gas to enter into a portfolio-management arrangement with El Paso Energy Marketing Company, a wholesale marketer, which will manage the combined upstream transportation capacity resources of the companies for a three-year period commencing November 1, 1999. Because of the economies of scale inherent in the combined portfolio, the companies were able to secure significant value for the management rights, which are being passed on to customers of all three companies. Thus, the combination of projected merger savings, additional savings resulting from the portfolio restructuring and the cost reductions that will occur as a result of the portfolio-management arrangement will provide significant benefits to customers.

         It is Eastern's objective to achieve the same types of cost savings for the customers of ENGI by incorporating the gas-supply resources of ENGI into the combined portfolio of Eastern's gas distribution operations. Moreover, additional savings opportunities may be available as a result of Eastern's planned merger with KeySpan.

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 7

Q. Have you considered the potential for any cost savings that could be realized through operational efficiencies?

A. Yes. Prior to reaching agreement with EnergyNorth on a plan of merger, Eastern commenced a process to evaluate integration opportunities between ENGI and its existing gas distribution companies, Boston Gas, Colonial Gas and Essex Gas. A similar process was undertaken by KeySpan in evaluating a potential business combination with Eastern. In fact, Eastern's willingness to pay a price in excess of book value to accomplish the merger was based on its assessment that cost savings could be achieved to offset the investment required to effect the transaction, and that such investment would reduce costs for customers over the long term.

         Since  entering into the plan of merger with  EnergyNorth,  Eastern has undertaken a more comprehensive process to analyze integration opportunities and KeySpan will commence a similar process to analyze and identify, to the extent possible, additional integration opportunities stemming from its merger with Eastern. The objective of these efforts is, and will continue to be, to define and implement the business processes for the companies to operate with the utmost efficiency. We expect that, over time, the significantly larger scale of Eastern's operations, both in financial and operational terms, would be an important factor in enhancing the efficiency and reliability of the combined distribution system. Eastern's planned

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 8

         merger with KeySpan will only add to Eastern's ability to achieve operational efficiencies and economies of scale, which ultimately will lower costs to customers.

Q. Have you quantified the potential near-term cost savings that could be realized through operations and maintenance efficiencies?

A. As a result of the merger, ENGI will be able to achieve cost reductions in the corporate and administrative areas through the elimination of redundant job functions. Specifically, the proposed merger will provide an opportunity to consolidate finance, accounting, information services, marketing, human resources, public and shareholder relations and gas supply activities. We estimate that such consolidation will result in the reduction of 62 positions, including 47 management and 15 non-management positions. We further estimate that the direct wage and salary cost reductions associated with these positions is approximately $3.3 million annually. We also estimate that the elimination of employee benefits associated with these positions would produce approximately $900,000 of additional annual cost savings.

         Moreover, the integration of corporate and administrative functions is expected to reduce non-labor costs by approximately $1.5 million annually through the consolidation of overlapping or duplicative programs and expenditures relating to insurance, employee benefits administration, audit and consulting fees, shareholder services, information-systems expenses, advertising, vehicle expense, legal fees and

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 9


         banking and financing costs. Such cost savings will be available only because of the merger and the resulting ability to coordinate certain corporate governance activities that are common to the operations of ENGI and Eastern's gas distribution operations. Therefore, in total, we estimate that operations and maintenance ("O&M") expense savings of $5.7 million annually are potentially attainable in the near term as a result of the acquisition of ENGI. Although not quantified as yet, incremental savings of a similar nature may be available as a result of Eastern's merger with KeySpan.

         In addition, the information technology employed by Eastern and KeySpan will provide an important tool for increasing the efficiency of ENGI's operations. Both organizations have made significant investments in information technology, including software applications, hardware and infrastructure, which will be extended to the operations of ENGI as a result of the merger. These investments have enhanced customer service, improved productivity and enabled the implementation of comprehensive customer-choice programs. Combining the information processing needs of ENGI with the gas distribution operations of Eastern and KeySpan will enable EnergyNorth to avoid incurring duplicate expenditures. ENGI will be able to avoid planned development and/or modification of a number of systems, including: (1) software to automate the dispatch function; (2) an enterprise level reporting and data warehousing system to

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 10

         enhance management reporting; (3) an upgrade of the telephone system and call center; (4) an upgrade of the infrastructure to accommodate internet/intranet applications; (5) software for payroll/human resource functions; (6) software and conversion costs to automate the mapping functions; (7) development and implementation of disaster-recovery capability; (8) modifications to existing customer information-system and gas-supply systems to expand the customer choice program; and (9) replacement of the customer-information system. As described in detail in the testimony of Ms. Chicoine, ENGI would have incurred costs of approximately $4.3 million on a stand-alone basis to implement and/or modify these necessary systems.

Q. What factors may affect the attainment of cost savings in the gas distribution operation of ENGI?

A. The attainment of efficiencies in ENGI's gas distribution operation hinges upon the successful implementation of a merger-integration process to manage the coordination and integration of various functional areas. The primary objective of this process is to determine the appropriate level of integration of systems, support services, customer inquiry and accounting, collection and billing-related services necessary to provide cost-effective service, while producing labor and non-labor cost savings. However, it is difficult to predict how successful and comprehensive the integration of certain elements of ENGI's operations with those of Eastern's

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 11

         gas distribution operations will be, and therefore, there are some uncertainties involved in achieving these cost reductions

         As discussed above, we have estimated that approximately $5.7 million in annual O&M synergies will be available as a result of the merger to offset the cost of the merger incurred by shareholders. Given the uncertainties associated with the attainment of O&M synergies, however, Eastern and KeySpan are assuming the risk of achieving recovery of the costs incurred to effect the merger.

Q. What is Eastern's plan for maintaining the operations of ENGI following the merger?

A. As indicated in the testimony of Mr. Flaherty, ENGI will operate as a sister company to Boston Gas, Colonial Gas and Essex Gas following the merger with Eastern, and to The Brooklyn Union Gas Company and KeySpan Gas East Corporation d/b/a Brooklyn Union of Long Island following Eastern's merger with KeySpan. As Eastern has done in the mergers with Colonial Gas and Essex Gas, Eastern will maintain the headquarters of ENGI, which are currently housed in Manchester, New Hampshire, as well as various field operations currently operated by ENGI. Moreover, KeySpan and Eastern are committed to continuing the level of investment required to maintain and extend the distribution system of ENGI. Pursuant to the merger agreement, Eastern will establish a five-member Local Advisory Board to provide input into the operations of ENGI. Moreover, as

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 12

         addressed in the testimony of Craig G. Matthews, Eastern's commitments with regard to the operations of ENGI following the merger will be affirmed by KeySpan following the merger.

Q. Are there costs associated with achieving the merger benefits for ENGI customers?

A. Eastern and KeySpan will incur the following merger-related costs in order to accomplish the transaction: (1) merger integration costs incurred to achieve the synergies that will ultimately reduce the cost of ENGI's operations; (2) transaction costs related to the completion of the merger transaction; and (3) the acquisition premium, which will be recorded as goodwill on the books of ENGI in accordance with Generally Accepted Accounting Principles ("GAAP").

Q.       Please describe each of these cost categories in more detail.

A. The first category of costs are those necessary to ensure the successful and timely integration of ENGI's operations into those of Eastern's and KeySpan's gas distribution operations. These costs include employee separation costs incurred to reduce redundant positions, systems conversion and consolidation costs required for efficient operations, customer and employee communication costs and similar costs necessary to support the merger-integration process. An itemization of these costs totaling $14.4 million is set forth in Attachment JFB-1.

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 13

         The second category of costs relating to the transaction involves expenses incurred in completing the merger. These non-tax-deductible costs involve investment banking fees, legal and regulatory expenses, accounting fees, filing fees and miscellaneous expenses. An itemization of these costs totaling $7.8 million is set forth in Attachment JFB-2.

         The third category of merger costs relates to the acquisition premium required to make available the lower rates and cost savings that result from the merger. The acquisition premium is discussed in detail in Mr. Flaherty's testimony and is estimated to total approximately $124 million for EnergyNorth's regulated gas operations. The acquisition premium is a necessary investment because it results in the creation of a more efficient operation that will produce cost-saving opportunities and lower rates to customers. The payment of an acquisition premium, however, has an unavoidable impact on the earnings of the acquiring company.

         In a purchase-accounting transaction, the acquisition premium is recorded on the books of the acquired company and amortized as a direct charge to earnings. Because the acquisition of ENGI requires the use of purchase accounting, the acquisition premium will be recorded on the books of ENGI and amortized as a $3.1 million annual charge to earnings over a 40-year period. This charge to

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 14

         earnings is not tax deductible, and therefore, it is necessary to "gross-up" this amount by a tax factor of 1.6722 to achieve after-tax earnings sufficient to cover this cost and to reimburse shareholders for their investment. On a gross-up basis, cost savings and synergies of approximately $5.2 million annually over the 40-year amortization period must be realized to offset the impact of this cost on earnings, as set forth in Attachment JFB-3. As indicated in Attachment JFB-4, merger-integration costs and transactions costs would be amortized for ratemaking purposes over a ten-year period.

Q.       Is ENGI seeking to recover these merger-related costs in this filing?

A. As discussed above, Eastern and KeySpan are incurring the costs to complete the transaction with EnergyNorth in order to attain economies of scale within the gas distribution operations, which will ultimately reduce costs for ENGI's customers. Notwithstanding this fact, ENGI will seek recovery of the remaining unamortized balance of these costs in a future proceeding only to the extent that it can demonstrate that such costs are offset by the savings achieved as a result of the merger. Accordingly, in this proceeding, Eastern and KeySpan seek a ruling by the Commission that any determination made with regard to the approval of the merger is without prejudice to ENGI's right to request such recovery in a future proceeding, where it is demonstrated that merger-related savings will equal or exceed those costs. It is my understanding that this is consistent with the

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 15

         Commission's  approach in another gas-utility merger case, Re: Northern
         Utilities,   Docket   No.  DF   98-040,   Order  No.   22,983   (1998).

         Eastern and KeySpan recognize that the Commission is concerned that the identification and quantification of merger-related savings in a future proceeding will be difficult to accomplish, and that in any such proceeding, the Commission may be at a disadvantage with regard to available data relating to the attainment of merger savings. Therefore, Eastern and KeySpan propose to work with the Staff of the Commission and the Office of the Consumer Advocate ("OCA") to establish a mechanism for measuring cost savings that could be used to offset merger-related costs. This mechanism would serve as a proxy for the cost to serve that would exist in the absence of the merger, and therefore, would facilitate a demonstration of the extent to which cost savings have been achieved as a result of the merger. To the extent that ENGI seeks recovery of merger-related costs in the future, the Commission would have a mechanism in place for determining the level of savings available as a result of the merger. In Eastern-Colonial Acquisition, D.T.E. 98-128 (1999), Eastern proposed, and the Department approved, a mechanism of this type to measure savings for cost recovery purposes. This, or a similar mechanism, may address the concerns raised in New Hampshire with regard to the identification and quantification of merger-related savings, and we look

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 16

         forward to working with the Commission and the OCA to develop a workable solution for these concerns.

Q. What rationale do you have for seeking recovery of the acquisition costs to the extent that such costs are offset by demonstrated merger-related savings?

A. KeySpan, Eastern and ENGI strongly believe that there are substantial synergies and cost savings that will result from the merger. That belief, in fact, serves as the primary motivating factor for the shareholder investment in this proposal. Eastern is uniquely situated to provide ENGI's customers with substantial benefits because the service territories of ENGI and Colonial Gas (Merrimack Valley Division) are geographically contiguous and because ENGI's corporate and administrative functions can be coordinated and integrated with those of Boston Gas. At the same time, as discussed above and in the testimony of Mr. Flaherty, there are substantial costs associated with accomplishing this transaction. In order to effect the transaction and to attain the resultant benefits for customers, shareholders must make a substantial investment with the expectation that there will be a reasonable opportunity to recover merger-related costs. Thus, the customer benefits available as a result of the merger are possible only if the Commission recognizes that there is a direct linkage between these benefits and the investment necessary to bring them about and provides a reasonable opportunity for shareholders to recover the costs of the acquisition. In the absence of a regulatory policy that recognizes, in

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 17

         some equitable manner, that such costs are a necessary component of a transaction that will ultimately result in substantial cost savings for customers, shareholders will not put their capital at risk to accomplish the transaction.

III.     THE MERGER'S CONSISTENCY WITH THE PUBLIC INTEREST STANDARD

Q. Is the merger consistent with the "no net harm" test applied by the Commission when reviewing merger transactions?

A. Yes. The proposed merger meets and exceeds the no net harm test articulated by the Commission. In New England Electric, the Commission stated that the mandate in RSA 369:8 that the merger will "not adversely affect the rates, terms, service, or operation of the public utility within the state" is the same inquiry made under RSA 374:33, which authorizes the Commission to approve mergers that are "lawful, proper and in the public interest." New England Electric System, DE 99-035, Order No. 23,308 (1999), slip op. at 16. Thus, proposed mergers must meet a "no net harm" test in order to be approved by the Commission. Id. The Commission stated that, in applying the no net harm test, it must "assess the benefits and risks of the proposed merger and determine what the overall effect on the public interest will be, giving the transaction . . . approval if the effect is at worst neutral from the public interest perspective." Id. at 16-17. Accordingly, the Commission's standard will be met where an applicant for approval of a merger

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 18

         demonstrates that customers would be no worse off with the merger than without the merger.

         As discussed above, Eastern and KeySpan propose: (1) to provide customers with immediate gas-cost savings through a 2.2 percent burner-tip price reduction; (2) to develop with the Commission a mechanism for identifying and quantifying other cost savings achievable only as a result of the merger; and (3) to be allowed the opportunity to seek, in the future, recovery of merger-related costs required to accomplish the transaction only to the extent that such costs are demonstrated to be offset by merger-related savings. Because Eastern will have the opportunity to recover costs only through savings demonstrated to result from the merger, the recovery of such costs in a future proceeding will not cause rates to be any higher for customers than what they would have been in the absence of the merger. At the same time, ENGI's customers will receive the benefit of a burner-tip price reduction achieved as a result of gas-supply synergies. Thus, the proposed merger results in net benefits to customers, and therefore, meets and exceeds the Commission's no net harm standard.

         As indicated in the testimony of Walter J. Flaherty, approval of the merger in accordance with the terms of Northern Utilities will provide KeySpan and Eastern with a reasonable opportunity to recover merger-related costs only upon a showing to the Commission that identified and quantified cost savings resulting

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 19

         from the merger warrant such recovery. As further indicated by Mr. Flaherty, consummation of the merger is expressly contingent upon the Commission's approval upon terms and conditions that, with regard to rates and the recovery of costs associated with the merger (including the acquisition premium and transaction and integration costs), are no less favorable than those set forth by the Commission pursuant to Northern Utilities.

Q. What impact will the merger have on the quality of service to ENGI's customers?

A. Eastern and KeySpan are committed to maintaining the high level of service quality and reliability provided by ENGI. Moreover, because the service territories of Colonial Gas and ENGI are contiguous, ENGI's system can be operated more efficiently when coordinated with Eastern's overall operations. ENGI will be able to rely on the resources of Boston Gas, including its information technology infrastructure and customer service experience to enhance the quality of service to ENGI's customers. For instance, Boston Gas will be able to replace ENGI's manual service-dispatch system with a computer-aided dispatch system, which will allow ENGI to be more responsive to customer needs, while increasing the productivity of the work-force and reducing labor costs. Thus, the proposed merger will not adversely affect the quality of service experienced by ENGI's customers, and is likely to result in an augmented level of service quality because of the resources that will be available to the combined companies.

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 20

Q. What impact will the proposed merger have on competition within the gas industry?

A. The acquisition of EnergyNorth will facilitate greater competition in the gas industry in two significant respects. ENGI currently provides transportation service to approximately 100 customers who have chosen to take gas service from a competitive supplier. In order to increase access to competitive alternatives, ENGI is participating in a collaborative (the "NH Collaborative") to consider unbundling issues and is operating under the belief that natural gas distribution companies will be expanding their customer choice programs in the not-too-distant future. The NH Collaborative is currently considering the adoption of standardized terms and conditions for service that are based on similar terms and conditions developed by the Massachusetts Gas Unbundling Collaborative, in which Boston Gas, Colonial Gas and Essex Gas have been full participants. Since Boston Gas, Colonial Gas and Essex Gas will be implementing the standardized terms and conditions in the spring of 2000, Eastern is well positioned and prepared to implement similar terms and conditions on the ENGI system in a prompt, effective manner and at minimal expense.

         Second, by combining the resource portfolios of ENGI with that of Eastern's gas distribution operations, ENGI will be in a better position to minimize transition costs and to streamline and standardize systems for third-party gas marketers in its service area. Eastern anticipates using the Broker Management System developed

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 21

         by Boston Gas to conduct transactions with marketers in the EnergyNorth service territory. Thus, competitive suppliers who serve customers in both Massachusetts and New Hampshire will have the benefit of being able to communicate with Eastern's gas distribution operations on a standardized basis, which should lower transaction costs for those marketers.

Q.       What are the societal costs and benefits produced by the merger?

A. On balance, the overall result of the merger will be a more efficient use of combined resources and lower gas prices to consumers, which should provide the impetus for economic development gains in ENGI's service territory. Societal costs resulting from the elimination of redundant positions are expected to be minimal in this case because of Eastern's commitment to maintain a presence in the community and to undertake all reasonable efforts to provide any employees who may be displaced with access to employee placement programs.

Q. What impact will the merger have on economic development in ENGI's service territory?

A. As stated earlier, upon consummation of the merger, delivered gas prices for ENGI's customers will be reduced by 2.2 percent. Thus, as a result of the merger, customers will experience lower, and more stable, prices both in the near and long term. The savings in gas bills for customers will benefit the local economy, and therefore, should have a
         positive   effect  on  economic   development   within  ENGI's

Joint Petitioners
DG 99-
Witness:  Bodanza
December 3, 1999
Page 22

         service territory. Given New Hampshire's location at the end of the interstate pipeline network, utility consolidation may be the only significant means of reducing energy costs, which will help to maintain the competitiveness of New Hampshire's industrial concerns.

Q. Are there any other reasonable and cost-effective ways for ENGI to achieve the merger benefits previously discussed without being acquired by Eastern and KeySpan?

A. Smaller companies generally do not have the ability to capture the economies of scale and/or scope that are derived from more expansive operations. ENGI's relatively small size prevents it from attaining economies of scale and from realizing the attendant savings that result from such economies. Potential elimination of redundant facilities and resources, together with a gas supply plan coordinated with the KeySpan and Eastern gas distribution operations will permit ENGI to obtain the advantages of such economies for its customers.

Q. Based on your knowledge of ENGI and the area it serves, is the proposed merger consistent with the public interest?

A. Yes, for all of the reasons stated above, and in consideration of the customer benefits resulting from gas-supply synergies, the merger is consistent with the public interest, as required by RSA 369:8,II and RSA 374:33.

Q.       Does this conclude your testimony?

A.       Yes, it does.

                                ATTACHMENT JFB-1

                      Estimated Costs to Achieve Synergies
                                     ($000)

EXPENSE ITEM                                                      COST
----------------------------------------------------------------------

(1)      Employee Retention Agreements                            $650

(2)      Change in Control Agreements                            8,632

(3)      Employee Separation Costs                               3,528

(4)      Systems Conversion Costs                                1,378

(5)      Communication Expense                                     200

Total Estimated Cost to Achieve Synergies                      $14,388
                                                               -------

                                Attachment JFB-2

                         Summary of Transaction Costs To

                               Complete the Merger

                                     ($000)

EXPENSE ITEM                                                           COST
---------------------------------------------------------------------------

(1)        Investment Banking Fees                                   $3,775

(2)        Legal and Regulatory                                       1,200

(3)        Accounting Fees                                              125

(4)        Filing                                                       210

(5)        Other                                                        160
                                                                     ------

                                                                     $5,470

Less: Transaction Costs Allocated to Non-Regulated Holdings(1)         $804
                                                                     ------

Transaction Costs Attributable To EnergyNorth Natural Gas, Inc.      $4,666

Gross-Up Factor for Taxes(2)                                         1.6722
                                                                     ------

Total Transaction Costs                                              $7,802
                                                                     ======




(1) Per Attachment JFB-[x], $29.9 million, or 14.7 percent, of the purchase price is allocable to the non-regulated businesses of EnergyNorth, Inc.

(2) The transaction costs to complete the merger are non-tax deductible.


                                Attachment JFB-3

                            Acquisition Premium Costs

                                     ($000)

Offering Price Per Share                                                                61.13

Shares Outstanding @ 6/30/89                                                        3,319,712

Total Purchase Price                                                                 $202,934

Less:  Fair Market Value of Non-Regulated Holdings                                     29,877
                                                                              ----------------

Adjusted Purchase Price - EnergyNorth Natural Gas, Inc.                                                      $173,057

Total Book Value                                                                      $56,081

Less:  Book Value of Non-Regulated Holdings                                             6,782
                                                                              ----------------

Adjusted Book Value - EnergyNorth Natural Gas, Inc.                                                            49,299
                                                                                                               ------

Acquisition Premium - EnergyNorth Natural Gas, Inc.                                                          $123,758

Acquisition Premium Amortization Period                                                                      40 Years

Annual Acquisition Premium Amortization                                                                        $3,094

Gross-Up Factor for Taxes1                                                                                     1.6722

Total Cost of Acquisition Premium                                                                              $5,174
                                                                                                               ======




1 The annual amortized acquisition premium is non-tax deductible.

                                                 Attachment JFB-4

                                        Annual Amortized Acquisition Costs
                                                    ($Millions)


                                         Years 1-10           Years 11- 40
Annual Amortization of Costs
Necessary to Achieve Synergies                 $1.4                 $0.0


Annual Amortization of Transaction
Costs to Complete the Merger                   $0.8                 $0.0


Annual Amortization of the
Acquisition Premium                            $5.2                 $5.2
                                         -----------           -----------

Annual Amortization of Acquisition
Costs                                          $7.4                 $5.2
                                         -----------           -----------
                                         -----------           -----------

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 1

                             STATE OF NEW HAMPSHIRE

                           PUBLIC UTILITIES COMMISSION

                        Testimony of Michelle L. Chicoine

I.       INTRODUCTION

Q.       Please state your name and business address.

A. My name is Michelle L. Chicoine. My business address is 1260 Elm Street, Manchester, New Hampshire 03105.

Q.       By whom are you employed, and in what capacity?

A. I am Executive Vice President and a Director of EnergyNorth, Inc. ("EnergyNorth") and President, Director and Chief Operating Officer of EnergyNorth Natural Gas, Inc. ("ENGI").

Q.       Have you previously testified in proceedings before the Commission?

A. Yes, I have testified before the Commission on behalf of ENGI in numerous proceedings involving rate issues, cost-of-gas adjustments, gas industry unbundling and environmental remediation and cost recovery matters.

Q.       What is the purpose of your testimony in this proceeding?

         The purpose of my testimony is to: (i) describe EnergyNorth and the decision to merge EnergyNorth with Eastern Enterprises ("Eastern") and KeySpan Corporation ("KeySpan"); (ii) describe the benefits available as a result of

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 2


         the merger; and (3) endorse the representation by KeySpan, Eastern and EnergyNorth in this case that the rates, terms, service and operations of ENGI will not be adversely affected by the merger and that the merger will result in no net harm to customers.

II.      THE DECISION TO MERGE ENERGYNORTH WITH EASTERN

Q.       Please provide a brief description of EnergyNorth.

A. EnergyNorth is an exempt public utility holding company headquartered in Manchester, New Hampshire. EnergyNorth's principal operating subsidiaries include ENGI, a local gas distribution company regulated by the New Hampshire Public Utilities Commission (the "Commission"), EnergyNorth Propane, Inc., an unregulated retail distributor of propane and ENI Mechanicals, Inc., which consists of two mechanical contracting companies engaged in the design, construction and service of heating, ventilating, air conditioning and process-piping systems. EnergyNorth was organized in 1982 in accordance with New Hampshire state law in order to provide for the combination of Gas Service, Inc. and Manchester Gas Company. In 1985, EnergyNorth acquired the Concord Natural Gas Company, which was consolidated with EnergyNorth's existing operations to form ENGI.

         ENGI currently distributes natural gas to approximately 72,000 customers representing more than 75 percent of natural gas customers in New Hampshire. ENGI's service territory encompasses over 900 square miles in 28 cities and towns, including Nashua, Manchester and Concord, New Hampshire.

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 3

Q.       Please explain why EnergyNorth decided to pursue a merger at this time?

A. Over the past several years, EnergyNorth's Board of Directors (the "Board") and the management of EnergyNorth have followed developments in the gas utility industry with a particular focus on changes in regulatory policies. These changes motivated EnergyNorth to consider carefully the impact of industry restructuring initiatives in formulating its future business strategy. With the unbundling of electric and gas services, the implementation of customer choice programs, and the evolution of more competitive energy markets, it became increasingly clear to EnergyNorth that its relatively small size and limited resources would restrict its future business opportunities and make it difficult to improve significantly the efficiency of its operations on a stand-alone basis. Although EnergyNorth has successfully controlled ENGI's costs, further cost reductions of significance would be available only through the creation of economies of scale and/or scope in its operations. Moreover, the Board recognized that the synergies and operational efficiencies that could result from a business combination with a larger utility would be valued by potential merger partners, and therefore, would produce value for shareholders in any such transaction. As a result of this analysis, the Board, in conjunction with EnergyNorth management, concluded that it should further investigate the benefits for customers and shareholders that could potentially result from a business combination with a larger utility.

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 4


Q. Why did EnergyNorth decide to enter into a business combination with Eastern?

A. After discussion with several parties, direct negotiations resulted in Eastern making the proposal that is embodied in the Merger Agreement, as amended. Of particular significance to EnergyNorth was the scale and proximity of Eastern's gas distribution operations. The size of Eastern's gas distribution operations and the fact that Colonial Gas, a subsidiary of Eastern, operates in a service territory that is contiguous to the southernmost portion of ENGI's service territory, create significant potential for ENGI to achieve operational synergies, associated cost reductions and enhanced customer service. EnergyNorth was also aware that Eastern was in the process of evaluating opportunities for further expansion of its gas distribution operations to reduce the overall costs associated with providing gas service to customers, which had the potential to result in further cost reductions to ENGI's customers.

         The Board, in conjunction with EnergyNorth management, determined that Eastern's proposal offered ENGI's customers and shareholders the best possible overall benefits compared to those of all other interested parties. The Board and ENGI management have since determined that Eastern's plan of merger with KeySpan would encompass those benefits and provide customers and shareholders with value over and above that available under the arrangement with Eastern.

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 5

III.     BENEFITS OF THE MERGER AVAILABLE TO ENGI CUSTOMERS

Q. What are the benefits of the merger for ENGI's customers, employees and shareholders?

A. The merger of EnergyNorth with Eastern will provide significant benefits for customers and shareholders. Although I believe that ENGI is viewed, both within the industry and within its service territory, as a well-managed utility providing quality service to its customers, the merger presents opportunities for ENGI to achieve economies of scale by operating as a sister company to Boston Gas, Colonial Gas, Essex Gas and The Brooklyn Union Gas Company and KeySpan Gas East Corporation d/b/a The Brooklyn Union Gas Company of Long Island (collectively, the "Brooklyn Union Companies"). These economies of scale will produce benefits for customers that would not be available in the absence of the merger. For example, as a result of the merger, ENGI's customers will receive a significant reduction in the burner-tip price of gas, as well as other benefits over time, as the merged companies are able to gain efficiencies in the provision of services.

         Specifically,   ENGI's  customers  will  be  the  beneficiaries  of  an
         immediate 2.2 percent reduction in their burner-tip prices. As mentioned above, these savings are possible only as a direct result of the acquisition because of the ability to capture potential gas cost savings through the coordination of the gas planning, acquisition and dispatch activities of ENGI and the existing gas distribution operations of Eastern and KeySpan.

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 6

         In addition, the merger will provide ENGI with access to resource and infrastructure alternatives that would be prohibitively expensive for ENGI to pursue on a stand-alone basis. For example, ENGI will be able to take advantage of the significant investment that Boston Gas and the Brooklyn Union Companies have made in information technology, such as the systems required to implement a comprehensive customer choice program or to handle customer-service inquiries more efficiently. ENGI will also have increased access to capital markets, which will enable investments in system infrastructure at a lower cost. Thus, the proposed merger is in the best interest of ENGI customers.

         Lastly, the proposed merger will provide EnergyNorth's shareholders, many of whom are New Hampshire residents and ENGI customers, with fair value for their ownership interest.

Q. What are some examples of systems investments that would have been required absent the merger?

A. Appended hereto as Attachment MLC-1, is a list of the particular systems that ENGI planned to invest in, prior to reaching a plan of merger with Eastern and KeySpan. ENGI determined that investment in such systems was required based, in part, on a study performed by Arthur Andersen LLP that was subsequently updated as part of an internal information-systems plan. Based on that analysis, ENGI would have incurred investment costs of over $4.3 million to develop, implement and/or modify information systems and infrastructure absent the

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 7

         merger, such as: (1) software to automate the dispatch function; (2) an enterprise level reporting and data warehousing system to enhance management reporting; (3) an upgrade of the telephone system and call center; (4) an upgrade of the infrastructure to accommodate internet/intranet applications; (5) software for payroll/human resource functions; (6) software and conversion costs to automate the mapping functions; (7) development and implementation of disaster-recovery capability; (8) modifications to existing customer information-system and gas-supply systems to expand the customer choice program; and (9) replacement of the customer-information system.

         For example, Boston Gas has developed its own Broker Management System (the "BMS") in order to administer its customer-choice program on a multi-company basis, i.e., for all of Eastern's operating subsidiaries. Because of the merger, ENGI will have the opportunity to utilize the BMS developed by Boston Gas rather than incurring the significant cost of procuring and implementing a similar system on its own.

         Similarly, ENGI's dispatch and customer-service center is currently operated on a manual basis. ENGI has, over time, evaluated the cost that would be associated with the implementation of a computer-aided dispatch system and has determined that significant investment would be required in order to obtain, implement and install such a system.
         However, as a result of the merger, ENGI will have access to this technology, as well as an array of other information systems that will

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 8

         increase   efficiency  and  enhance   customer   service  with  minimal
         infrastructure investment by ENGI. In fact, EnergyNorth views the avoidance of technology investments to be a significant benefit resulting from the merger.

Q. Would it be possible for ENGI to achieve these savings in the absence of the acquisition of EnergyNorth by Eastern?

A. As I have indicated, ENGI has been, and continues to be, dedicated to reducing its costs in all areas in order to provide its customers with reliable gas sales and transportation services at the lowest possible price. However, there are limitations on the ability of a company of ENGI's size to capture the high level of savings that would be available through a merger with a larger entity. In this case, Boston Gas' technology investments can be extended to the operations of ENGI and Eastern's gas distribution service territory is contiguous with our service territory; therefore, the potential for achieving reductions in the cost of the combined operations is substantial. As described in Mr. Bodanza's testimony, the acquisition will create economies of scale and synergies that present the opportunity for immediate cost reductions, and ultimately, long-term benefits to customers in the form of lower prices.

Q. What affect would a failure to approve the proposed merger have on the customers of ENGI?

A. Were the proposed merger not to receive approval, ENGI's customers would not obtain the immediate 2.2 percent price reduction that would otherwise take effect upon approval of the merger. In addition, ENGI would lose the opportunity to

Joint Petitioners
DG 99-
Witness:  Chicoine
December 3, 1999
Page 9

         combine its operations with those of a much larger organization that is uniquely situated to coordinate its operations with those of ENGI. Because the service territories of ENGI and Colonial Gas are contiguous, and because Boston Gas is in a position to extend important resources such as its advanced information systems technology to our operations, the proposed merger with Eastern and KeySpan will not adversely affect the rates, terms, service or operations of ENGI, and instead will offer significant near and long-term benefits for customers.

Q.       Does this conclude your testimony?

A.       Yes, it does.

                                Attachment MLC-1

             Information Technology Investments on Stand-Alone Basis

SYSTEM                                                       INVESTMENT REQUIRED
--------------------------------------------------------------------------------

(1)      Automate Dispatch Function                                   $50,000

(2)      Management Reporting System                                   75,000

(3)      Upgrade of Telephone System/Call Center                      400,000

(4)      Internet/Intranet Infrastructure                             150,000

(5)      Payroll/Human Resources Software                             125,000

(6)      Automate Mapping Function                                    400,000

(7)      Disaster Recovery Capability                                  30,000

(8)      Expand Customer Choice Program                               120,000

(9)      Replace Customer Information System                        3,000,000
                                                                    ---------

Total Information Technology Investments on Stand-Alone Basis      $4,350,000
                                                                   ==========

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 1


                             STATE OF NEW HAMPSHIRE

                           PUBLIC UTILITIES COMMISSION

                         Testimony of William R. Luthern

I.       INTRODUCTION

Q.       Please state your name and business address.

A. My name is William R. Luthern. My business address is One Beacon Street, Boston, Massachusetts 02109.

Q.       By whom are you employed and in what capacity?

A. I am Vice President of Gas Resources for Boston Gas Company ("Boston Gas"). In my current position, I am responsible for the planning, acquisition and marketing of the gas supply resources for Boston Gas, Colonial Gas Company ("Colonial"), and Essex Gas Company ("Essex"). In addition, I am responsible for all state and federal regulatory matters relating to gas supply, planning and acquisition.

Q.       Have you previously testified in regulatory proceedings?

A. Yes, I have testified in a number of proceedings before the Massachusetts Department of Telecommunications and Energy (the "Department"), the Federal Energy Regulatory Commission and the Canadian National Energy Board (the "NEB"). Most recently, I testified before the Department in Eastern-Essex

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 2

         Acquisition, D.T.E. 98-27 (1998) and Eastern-Colonial Acquisition, D.T.E. 98-128 (1999) and before the NEB in Imperial Oil Resources, Ltd and Boston Gas Company, GH-1-99 (1999).

Q.       What is the purpose of your testimony?

A. The purpose of my testimony is to describe the benefits of the gas supply synergies resulting from the acquisition of EnergyNorth, Inc. by Eastern Enterprises ("Eastern"), the parent company of Boston Gas, Colonial Gas and Essex Gas, and to explain how these efficiencies will be attained so as to reduce future gas supply costs for EnergyNorth Natural Gas, Inc. ("ENGI") customers.

II. EFFECT OF MERGER ON GAS SUPPLY PLANNING AND THE POTENTIAL FOR REDUCED GAS COSTS

Q.       Will the proposed  acquisition  create the  opportunity  for  synergies
         associated   with  gas  supply  planning  and  procurement  for  ENGI's customers?

A. Yes, the acquisition will facilitate the development of more efficient gas supply resources for ENGI. Re-optimization of ENGI's portfolio will be possible as a result of the coordination of the gas supply planning and acquisition efforts of Boston Gas, Colonial Gas and Essex Gas. Such coordination will create the opportunity to use more efficiently the resources of these four companies and allow ENGI's customers to benefit from the economies of scale gained through the aggregation of supply resources. The opportunity to capture such synergies will be enhanced because the service territories of Colonial Gas and ENGI's system are geographically contiguous, and Boston Gas, Colonial Gas, Essex Gas and ENGI

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 3

         are connected through the Tennessee Gas Pipeline Company ("Tennessee"). Moreover, as addressed in the testimony of Craig G. Matthews, the potential to achieve additional synergies may be increased as a result of Eastern's planned merger with KeySpan Corporation ("KeySpan").

Q.       Please provide a brief description of ENGI's current supply portfolio.

A. ENGI receives all of its pipeline deliveries through the Tennessee pipeline. A summary of the portfolio of resources held by ENGI to meet its requirements is set forth in Attachment WRL-1. ENGI currently has long-haul transportation contracts with Tennessee for 21,596 dekatherms ("Dth") per day. In addition, ENGI holds several short-haul transportation contracts totaling 28,115 Dth per day to deliver underground storage volumes. ENGI purchases its commodity requirements under several domestic arrangements to meets its sendout and storage refill requirements, as well as under contracts with three Canadian suppliers. Such Canadian volumes are delivered from the Canadian border under domestic transportation agreements with Tennessee, the Iroquois Gas Transmission System and Portland Natural Gas Transmission System, totaling 8,122 Dth per day.

         EnergyNorth operates several liquefied natural gas ("LNG") and propane-air facilities with a total storage capacity of 126,252 Dth to meet peak-shaving requirements on a system-wide basis. To supplement its own peak-shaving

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 4

         capacity,   ENGI  has  contracts   with   Distrigas  of   Massachusetts
         Corporation ("DOMAC") and El Paso Energy Marketing Company, for the provision of peaking supplies totaling 23,000 Dth per day.

Q. Are you familiar with the manner in which ENGI's upstream pipeline and storage volumes are delivered to ENGI's city gates?

A. Yes. Boston Gas, Colonial Gas and Essex Gas subscribe to similar services on the Tennessee pipeline as ENGI, and therefore, transport long-haul domestic supplies, short-haul storage supplies and Canadian supplies under the same basic rate schedules as ENGI.

Q. On what basis did you determine that it was possible to capture gas supply synergies for the two systems?

A. As a first step, I reviewed the gas supply portfolio of ENGI to determine the maximum daily quantity, annual delivery limitations, and termination dates of each contract. I also reviewed ENGI's gas sendout requirements and each of its contracts to determine which contracts, if any, could be reduced or displaced as a result of the ability to coordinate ENGI's gas supply portfolio with that of Boston Gas, Colonial Gas and Essex Gas. In order to determine which resources could be reduced or eliminated through the coordination of the ENGI resource portfolio with that of Boston Gas, Colonial Gas and Essex Gas, we analyzed the use of Boston Gas, Colonial Gas and Essex Gas resources, with and without ENGI's operations. Specifically, a dispatch analysis was performed using Boston Gas,

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 5

         Colonial Gas and Essex Gas resources to meet their system requirements, in isolation, and a dispatch analysis of ENGI's resources to meet ENGI system requirements. Finally, we performed a dispatch analysis using all resources to meet the combined systems' aggregate load. This analysis allowed us to determine the most efficient resource mix to meet total combined load requirements. This analysis also allowed us to identify whether incremental levels of Boston Gas, Colonial Gas and Essex Gas resources could or would be utilized to substitute for certain resources in the ENGI portfolio, and whether ENGI's resources could displace certain elements in Boston Gas, Colonial Gas and Essex Gas portfolios with the savings credited back to ENGI's customers.

Q. Have you been able to identify and quantify potential gas cost savings as a result of that analysis?

A. Yes. Based on my review of ENGI's resource portfolio and gas requirements, several cost-saving measures are available, which are illustrated in Attachment WRL-2. For example, implementation of combined asset-management initiatives in conjunction with Boston Gas, Colonial Gas and Essex Gas has the potential to produce annual cost savings to ENGI's customers of approximately $800,000. I also estimate that approximately $850,000 in savings would be available annually through the combined dispatch of the gas supply portfolios, which would allow ENGI to avoid certain pipeline peaking services, as well as approximately

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 6

         $200,000 in annual costs associated with the renegotiation of various underground storage arrangements.

         As indicated in Attachment WRL-2, I estimate that additional savings will be available as a result of reduced gas commodity expenses and further restructuring of upstream pipeline services. I estimate that these additional savings would initially amount to roughly $162,500 annually. Significantly, the initial savings that we have identified would not be available in the absence of the merger because these savings stem from the ability to eliminate resources that are redundant only as a result of the combined management of the combined resource portfolio, and from the ability to roll ENGI's resource portfolio into the asset-management arrangement that Boston Gas, Colonial Gas and Essex Gas have established with El Paso.

Q. Will the effort to attain gas-supply cost reductions negatively affect the overall reliability of ENGI's gas service?

A. Any gas-supply synergies that we achieve as a result of the proposed merger of Eastern and EnergyNorth will be produced through the coordination and integration of ENGI's resource portfolio with that of Boston Gas, Colonial Gas and Essex Gas, and not simply from the reduction or elimination of resources necessary to meet ENGI system requirements. In assembling a resource portfolio, a local distribution company may rely on resources that are necessary to meet system requirements on a stand-alone basis, but that may be redundant with similar

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 7

         resources on other distribution systems. By coordinating the ENGI portfolio with that of Eastern's gas distribution operations, these resources may be eliminated without jeopardizing the reliability of the resource portfolio. In fact, as a result of the merger, ENGI will have access to the broader set of resources that constitute the combined portfolios of Boston Gas, Colonial Gas and Essex Gas. At this time, we have not identified any other synergies than those illustrated in Attachment WRL-2 that could be achieved without affecting our ability to meet ENGI's system requirements. However, it is our experience with the Colonial Gas and Essex Gas mergers that, as integration efforts proceed and experience is gained with the combined portfolio, additional gas-supply synergies may be identified and achieved. We also anticipate that additional cost savings may be available as a result of coordination with the gas distribution operations of KeySpan.

Q. What are the total gas supply savings that you estimate would be attainable and how do those savings compare to ENGI's burner-tip prices?


A. I estimate that gas cost savings of $2.0 million annually will be achieved by the 2000/01 heating season, which will escalate to $2.3 million annually by the 2003/04 heating season. As calculated in the testimony of Mr. Bodanza, the $2.0 million in annual savings represents a 2.2 percent reduction in the burner-tip prices of ENGI's customers.

Q. How will ENGI customers be assured that they will receive the benefit of gas-cost savings now, and in the future, should the Commission approve the proposed merger?

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 8

A. The gas-supply synergies achieved as a result of the coordination of the resource portfolios of ENGI and Boston Gas, Colonial Gas and Essex Gas will be attained through a series of cost-saving measures. As set forth in Attachment WRL-2, we have identified the type of cost-saving measures that we believe can be achieved in the near future and we anticipate that additional gas-cost savings may be achievable over time. The costs associated with gas-supply resources are recovered from customers through the Cost of Gas ("COG") factor. Because the COG factor functions as a pass-through mechanism, any gas-cost savings achieved now, or in the future, would be passed through to customers through the normal operation of the COG factor. In our experience with the Colonial Gas and Essex Gas mergers, customers have received the benefit of substantial gas-cost savings in excess of those projected as part of the merger filing, and are currently enjoying the benefit of those reduced costs through the COG factor.

Q. Will coordination of ENGI's resource portfolio with that of Boston Gas, Colonial Gas and Essex Gas have any effect on competition?

A.       We  believe  that the  consolidation  of the gas  supply  and  dispatch operations will actually facilitate the move to an unbundled environment because of two factors. First, the coordination of the Boston Gas, Colonial Gas, Essex Gas and ENGI resource portfolios provides a unique opportunity to consolidate and reoptimize the portfolios, which will create a more flexible and less costly mix of resources for assignment to migrating customers. Second, as discussed by Mr. Bodanza, ENGI

Joint Petitioners
DG 99-
Witness:  Luthern
December 3, 1999
Page 9

         has not yet developed its information-systems technology to accommodate system-wide service by third-party competitive suppliers. As a result of the merger, ENGI will be able to minimize the cost of this undertaking by taking advantage of the Broker Management System developed by Boston Gas. More importantly, competitive suppliers will be able to transact business using standardized communications protocols across all four service territories, which should minimize transaction costs for competitive suppliers. In that regard, the merger will facilitate ENGI's transition to an unbundled environment for the benefit of those customers and competitive suppliers who are interested in serving customers on ENGI's system.

Q.       Does this complete your testimony?

A.       Yes, it does.



                                Attachment WRL-1

                         Summary of Portfolio Resources

RESOURCE TYPE                                                                     Dekatherms/Day

Interstate Pipeline Transportation

    Tennessee Gas Pipeline Company - Long Haul                                       21,596
    Tennessee Gas Pipeline Company - Short Haul                                      28,115
    Tennessee Gas Pipeline Company - Seasonal                                        23,000

    Iroquois Gas Transmission Systems          )
    Tennessee Gas Pipeline Company             )  Transport of Canadian
    Portland Natural Gas Transmission System   )                                      8,122
                                                                                      -----

TOTAL PIPELINE TRANSPORTATION                                                        80,833

Propane Peak-Shaving Capacity                                                        50,400
Liquefied Natural Gas Peak-Shaving Capacity                                          18,000
                                                                                     ------

TOTAL PEAK-SHAVING CAPACITY                                                          68,400

TOTAL PEAK-DAY DELIVERABILITY                                                       149,233


                                                 Attachment WRL-2

                                          Gas Supply Cost-Saving Measures

MEASURE                                       2000/01              2001/02               2002/03               2003/04
--------------------------------------------------------- -- ----------------- -- ------------------ -- ------------------

Gas Commodity Cost Reductions                $162,500             $162,500              $162,500              $162,500

Implementation of Combined

Asset Management Initiatives                 $800,000             $800,000              $800,000              $800,000

Cost Reduction in Pipeline

Peaking Services                             $850,000             $850,000              $850,000              $850,000

Renegotiation of Underground

Storage Services                             $200,000             $200,000              $200,000              $200,000

Conversion of 2000 Dth/d of
TGP Long Haul to 151-day

City-gate Services                                                                                            $250,000
--------------------------------------------------------- -- ----------------- -- ------------------ -- ------------------

TOTAL GAS COST SAVINGS                     $2,012,500           $2,012,500            $2,012,500            $2,262,500


Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 1

                             STATE OF NEW HAMPSHIRE

                           PUBLIC UTILITIES COMMISSION

                         Testimony of Craig G. Matthews

I.       INTRODUCTION

Q.       Please state your name and business address.

A. My name is Craig G. Matthews. My business address is One MetroTech Center, Brooklyn, New York, 11209.

Q.       By whom are you employed, and in what capacity?

A. I am President and Chief Operating Officer of KeySpan Corporation ("KeySpan") and its largest operating subsidiary, The Brooklyn Union Gas Company ("Brooklyn Union"). I am also a Director of Brooklyn Union.

Q.       Have you previously testified before any regulatory commission?

A.       Yes.  I have  testified  before  the  New  York  State  Public  Service
         Commission in several proceedings involving a number of issues, including rate and accounting issues and corporate organization matters.

Q.       What is the purpose of your testimony?

A. The purpose of my testimony is to describe various aspects of the proposed acquisition by KeySpan of Eastern Enterprises ("Eastern"), and indirectly, EnergyNorth, Inc. ("EnergyNorth") and its principal
         operating   subsidiary

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 2

         EnergyNorth Natural Gas, Inc. ("ENGI"). Specifically, my testimony provides: (i) a background description of KeySpan; (ii) KeySpan's rationale for the acquisition of Eastern, and indirectly of EnergyNorth; (iii) the impact of KeySpan's planned merger with Eastern on the commitments advanced by Eastern in this proceeding with regard to the operations of ENGI; and (iv) a summary of the required regulatory approvals necessary to effect the merger of KeySpan and Eastern.

II.      BACKGROUND OF KEYSPAN CORPORATION

Q.       Please describe the background and operations of KeySpan.

A. KeySpan is a New York corporation headquartered in Brooklyn, New York. KeySpan is a holding company that owns 100 percent of the common stock of two local distribution companies serving a total of 1.6 million natural gas customers in New York City (Brooklyn Union) and Long Island (through KeySpan Gas East Corporation d/b/a Brooklyn Union of Long Island). KeySpan was formed in 1998, when the parent company of Brooklyn Union combined with the natural gas local distribution and electric generating businesses that had been divested by Long Island Lighting Company.

         KeySpan is a multi-faceted energy company primarily focused on serving the growing downstream markets in the Northeast. KeySpan's business
         enterprises   consist  of  five  business  units,   including  its  gas
         distribution   operations.   In addition

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 3

         to the gas distribution  operations,  KeySpan's  business units include
         electric  services,   energy-related   services,  gas  exploration  and
         production and energy-related investments.

         Specifically, KeySpan's electric services business units own and operate more than 6,168 megawatts of electric generation on Long Island, New York and in New York City. In addition, KeySpan manages the transmission and distribution of electricity to more than one million electric customers on Long Island, under a contract with the Long Island Power Authority.

         KeySpan's energy-related services business unit includes KeySpan Energy Services, an unregulated retail marketing affiliate that buys and sells gas and electricity and provides related services to residential, commercial and industrial customers throughout the Northeast. KeySpan Energy Solutions provides service and maintenance for heating equipment, water heaters, central air conditioners and gas appliances. In addition, KeySpan Energy Management designs and operates energy systems of large-scale residential, commercial and industrial facilities and provides services to customers ranging from engineering to operations. Most of the contracts serviced by KeySpan Energy Management include long-term operations, maintenance, financing and fuel supply arrangements.

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 4

         KeySpan currently owns 64 percent of The Houston Exploration Company, a public company (NYSE), which is engaged in the exploration, development and acquisition of natural gas and oil properties. The company has offshore properties in the Gulf of Mexico, as well as onshore properties in Texas and West Virginia. The remaining 36 percent of The Houston Exploration Company is publicly held.

         KeySpan's energy-related investments business unit is involved in a wide range of unregulated project development efforts, both domestically and internationally. KeySpan's investments include a 20 percent share in the Iroquois Gas Transmission System and numerous other investments related primarily to gas pipeline and distribution assets in the United Kingdom and midstream gas processing assets in Canada.

         KeySpan  has  stated   publicly  that  it  is  reviewing  its  non-core
         businesses, such as The Houston Exploration Company and its international investments in order to maintain a strong focus on its core downstream businesses.

Q. Please provide an overview of KeySpan's planned merger with Eastern and EnergyNorth.

A. On November 4, 1999, KeySpan, Eastern and ACJ Acquisition LLC ("ACJ") entered into an Agreement and Plan of Merger (the "Eastern Merger Agreement") under which KeySpan will acquire all of the common stock of Eastern for $64.00 per share in cash. As described below, KeySpan's merger with Eastern is

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 5

         conditioned upon the approval of Eastern's shareholders and the approval of the Securities and Exchange Commission ("SEC") of: (1) KeySpan's acquisition of the common stock of Eastern; and (2) KeySpan's application to become a registered holding company under the Public Utilities Holding Company Act of 1935 ("PUHCA"). KeySpan's indirect acquisition of EnergyNorth and ENGI requires the approval of the New Hampshire Public Utilities Commission (the "Commission"), but KeySpan's acquisition of Eastern is not conditioned upon that approval.

         As set forth in the testimony of Walter J. Flaherty, upon receipt of the necessary regulatory approvals, EE Acquisition Company ("Merger Sub"), a wholly owned subsidiary of Eastern, will be merged with and into EnergyNorth in accordance with the laws of the State of New Hampshire. EnergyNorth will be the surviving corporation and will continue to operate as "EnergyNorth, Inc." under the laws of the State of New Hampshire. In order to accomplish the merger, each share of EnergyNorth common stock will be extinguished and automatically converted into the right to receive $61.13 in cash. This conversion will be a taxable event to the shareholders of EnergyNorth. Upon the completion of the merger transaction, EnergyNorth will become a wholly owned subsidiary of Eastern.

         Simultaneously, ACJ, a subsidiary of KeySpan, will be merged with and into Eastern in a merger structure referred to as a "reverse triangular merger" for tax

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 6

         and reorganization purposes. In order to accomplish the merger, each share of Eastern common stock will be extinguished and automatically converted into the right to receive $64.00 in cash. As a result, Eastern, and indirectly, EnergyNorth and ENGI, will become subsidiaries of KeySpan.

III.     THE RATIONALE FOR THE ACQUISITION OF EASTERN

Q. Please describe KeySpan's business strategy with regard to mergers and acquisitions?

A. As the owner of two natural gas local distribution companies, KeySpan has a long history and considerable experience in operating businesses that are very similar to the gas distribution businesses of Eastern and EnergyNorth. KeySpan's gas companies have aggressively pursued the expansion of their gas service and have recently jointly proposed to the New York State Public Service Commission an innovative and aggressive approach for accelerating customer participation in the gas commodity service marketplace. Both of these efforts are aimed at increasing customer choice for energy services. KeySpan perceives that similar efforts in the service territories of Eastern and EnergyNorth would contribute to the growth in the use of gas on those systems and encourage customer choice. KeySpan believes that its service territory and the service territories of Eastern and EnergyNorth are similar markets and are subject to similar regulatory climates that are focused on steering the industry through a transformation to increased gas commodity service competition and increased customer choice. With this, KeySpan anticipates

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 7

         opportunities for synergies while continuing the high level of commitment, in which KeySpan takes great pride, to system reliability, customer service, community involvement and development, and a productive diverse work force.

         Q. What specific  factors played a role in KeySpan's  decision to enter
         into  a  business  combination  with  Eastern,  and  indirectly,   with
         EnergyNorth and ENGI?

A. We have identified potential synergies from KeySpan's acquisition of Eastern that may arise from increased efficiencies in the combined gas supply function and the integration of certain other administrative functions. Although we have not yet specifically identified additional synergies that would arise from KeySpan's acquisition of Eastern, it is our judgment that synergies may be achieved in those same areas.

         KeySpan's acquisition of Eastern may provide other benefits as well. KeySpan's commitment to economic development in its franchised gas service territories is longstanding and widely acknowledged. A visit to downtown Brooklyn demonstrates the economic renaissance that has occurred over the last decade, stimulated in large part by the efforts of Brooklyn Union. Brooklyn Union of Long Island also has been quite active in promoting economic development in its service territory and has increased that involvement since its merger into KeySpan. Brooklyn Union has special-area development rates in New York City and

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 8

         Brooklyn Union of Long Island recently began to offer area-development rates as well.

         KeySpan, in addition to its cooperative work with local municipalities, devotes considerable resources of employee volunteers and charitable donations to day-to-day involvement with local not-for-profit agencies that are key to developing the social and economic infrastructure of the communities within its service territories. It has found that these efforts redound to the benefit of customers and shareholders through community economic growth and will extend this approach to its involvement in the Massachusetts and New Hampshire communities served by Eastern and EnergyNorth.

IV.      IMPACT OF THE KEYSPAN/EASTERN MERGER ON ENERGYNORTH TRANSACTION

Q. Is the KeySpan merger with Eastern contingent upon the Commission's approval of the indirect acquisition by KeySpan of EnergyNorth and ENGI?

A. No. KeySpan is seeking the Commission's approval of its indirect acquisition of ENGI. However, KeySpan's acquisition of Eastern is not dependent on Eastern's acquisition of EnergyNorth. Therefore, the termination of Eastern's acquisition of EnergyNorth, whether based on Commission rejection of the proposed merger or other reasons, will not affect the consummation of the KeySpan acquisition of Eastern.

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 9

Q. Will KeySpan's indirect acquisition of ENGI affect the corporate structure of ENGI or the Commission's jurisdiction over its operations?

A. The structure of ENGI's operations will not change as a result of the merger and the Commission's jurisdiction with respect to the company's operations will remain unaltered. ENGI, will continue to operate as a New Hampshire corporation subject to the Commission's full regulatory authority. Thus, the Commission's jurisdiction over rates, service and other matters of ENGI, will not be affected by the merger.

         Following the merger, EnergyNorth's headquarters will remain in Manchester, New Hampshire and the terms of all collective bargaining agreements will be fulfilled. KeySpan and Eastern will maintain EnergyNorth's commitment of charitable contributions to communities served by the company and a level of involvement in community activities as carried on in recent years. In addition, KeySpan and Eastern will establish a local advisory board consisting of not less than five members, to be chaired by Robert R. Giordano, for a period of at least three years following the merger. Membership on the advisory board will be offered to all current members of the Board of Directors of EnergyNorth who are residents of the State of New Hampshire. This will provide Eastern and KeySpan with access to the advice and counsel of EnergyNorth's directors for at least three years following the merger and provide important continuity by retaining the

Joint Petitioners
DG 99-
Witness:  Matthews
December 3, 1999
Page 10


         services  of   individuals   having  a   longstanding   commitment   to
         EnergyNorth, ENGI and the communities they serve.

V.       REGULATORY APPROVALS REQUIRED

Q.       What regulatory approvals are required for completion of the merger?
A. As discussed above, KeySpan's indirect acquisition of EnergyNorth and ENGI requires the Commission's approval. Pursuant to the provisions of PUHCA, as well as the terms of the Eastern Merger Agreement, the SEC must approve KeySpan's acquisition of the common stock of Eastern and KeySpan's application to become a registered holding company. In addition, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger is subject to expiration of a waiting period (30 days, subject to an extension) during which the Federal Trade Commission and the United States Department of Justice may review any antitrust issues that are raised by the merger.

Q.       Does this conclude your testimony?

A.       Yes, it does.